UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☒           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

SL INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

SL INDUSTRIES, INC.
520 Fellowship Road
Suite A-114
Mount  Laurel, New Jersey 08054
_______________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 12, 2014
_________________

To The Holders of Our Common Stock:

We invite you to attend our annual shareholders’ meeting on May 12, 2014 at the offices of Olshan Frome Wolosky LLP, 65 East 55th Street, New York, New York 10022 at 1:00 P.M., Eastern Time.  At the meeting, you will hear an update on our operations, have a chance to meet some of our directors and executives, and vote on the following matters:

1.	To elect five (5) directors until the next annual meeting in 2015 or until their successors have been elected and qualified;

2.
To approve an amendment of the Company’s 2008 Incentive Stock Plan to increase the number of shares of the Company’s common stock, $0.20 par value per share (the “Common Stock”) subject to the 2008 Incentive Stock Plan from 450,000 shares to 500,000 shares;

3.
To approve an amendment to the Company’s 2008 Incentive Stock Plan to provide for qualifying performance-based long-term incentive awards under Section 162(m) the Internal Revenue Code of 1986, as amended, to approve the material terms of the performance goals thereunder, and to make certain other technical and clarifying amendments;

4.	To vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;

5.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2014; and

6.	Any other matters that properly come before the meeting.

This booklet includes a formal notice of the meeting and the proxy statement.  The proxy statement tells you more about the agenda and procedures for the meeting.  It also describes how our Board of Directors operates and gives personal information about our director nominees.

Only record holders of  our Common Stock, at the close of business on March 31, 2014 will be entitled to vote on the foregoing matters at the annual meeting.  Even if you only own a few shares of Common Stock, we want your shares to be represented at the annual meeting.  Your vote is important regardless of the number of shares you own.  I urge you to complete, sign, date and return your proxy card promptly in the enclosed envelope.  You also have the option of voting your proxy via the Internet at www.proxyvote.com or by calling toll free via a touch-tone phone at 1-800-690-6903. Proxies submitted by telephone or over the Internet must be received by 11:59 p.m. Eastern Time on May 11, 2014.

We have also provided you with the exact place and time of the meeting if you wish to attend in person.

The notice and Proxy Statement are first being mailed to our shareholders on or about April 7, 2014.

Sincerely yours,

/s/ Louis J. Belardi

LOUIS J. BELARDI
Secretary

Mount Laurel, New Jersey
April 7, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 12, 2014

This Notice of Annual Meeting and Proxy Statement along with the SL Industries, Inc. Annual Report on Form 10-K for the year ended December 31, 2013, (without exhibits) are available on the Internet at: www.proxyvote.com.

SL INDUSTRIES, INC.
520 Fellowship Road
Suite A-114
Mount Laurel, New Jersey 08054
(856) 727-1500

PROXY STATEMENT

Introduction

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of SL Industries, Inc., a Delaware corporation (the “Company”) of proxies in the accompanying form to be used at the Annual Meeting of Shareholders of the Company to be held on May 12, 2014, and any adjournment or postponement thereof (the “Meeting”).  This proxy statement, the accompanying form of proxy, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Annual Report”) (without exhibits), is being mailed to shareholders on or about April 7, 2014. The shares represented by the proxies received pursuant to the solicitation made hereby and not revoked will be voted at the Meeting.

Meeting of Shareholders

The Meeting will be held at the offices of Olshan Frome Wolosky LLP, 65 East 55th Street, New York, New York 10022 on May 12, 2014, at 1:00 P.M., Eastern Time.

Record Date and Voting

The Board has fixed the close of business on March 31, 2014, as the record date (the “Record Date”) for the determination of holders of outstanding shares of the Company entitled to notice of and to vote on all matters presented at the Meeting.  Such shareholders will be entitled to one vote for each share held on each matter submitted to a vote at the Meeting.  You may vote in person at the Meeting or by proxy.  You also have the option of voting your proxy via the Internet at www.proxyvote.com or by calling toll free via a touch-tone phone at 1-800-690-6903.  Proxies submitted by telephone or over the Internet must be received by 11:59 p.m. Eastern Time on May 11, 2014.  If you vote via the Internet, you will need to follow the instructions on your proxy card and the website. If you vote by telephone, you will need to follow the instructions on your proxy card and the recorded telephone instructions. You may incur telephone and Internet access charges when you vote by telephone or via the Internet.  On the Record Date, there were approximately 4,130,887 shares of the Company’s common stock, $0.20 par value per share (the “Common Stock”), issued and outstanding, each of which is entitled to one vote on each matter to be voted upon.

Purposes of the Meeting

The purposes of the Meeting are to vote upon:

(1) the election of five (5) directors to serve until the next annual meeting in 2015, or until their successors have been duly elected and qualified (Proposal 1),

(2) approval of an amendment of the Company’s 2008 Incentive Stock Plan (the “2008 Plan”) to increase the number of shares of Common Stock subject to the 2008 Plan from 450,000 shares to 500,000 shares (Proposal 2);

(3) approval of an amendment to the 2008 Plan to provide for qualifying performance-based long-term incentive awards under Section 162(m) the Internal Revenue Code of 1986, as amended (the “Code”), to approve the material terms of the performance goals thereunder, and to make certain other technical and clarifying amendments (Proposal 3);

(4) a non-binding advisory resolution to approve the compensation of the Company’s named executive officers (Proposal 4),

(5) the ratification of Grant Thornton LLP as the Company’s independent accountants for the fiscal year ending December 31, 2014 (Proposal 5) and

(6) such other business as may properly come before the Meeting.

Quorum and Required Vote

Under the By-Laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Meeting.  The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the purpose of acting on the matters referred to in the Notice of Annual Meeting of Shareholders accompanying this proxy statement and any other proposals that may properly come before the Meeting.  Broker non-votes and abstentions will be counted for the purpose of determining whether a quorum is present at the Meeting.  Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on particular proposals.

The director nominees receiving a plurality of the votes cast during the Meeting will be elected to fill the seats of the Board (Proposal 1).  You may withhold votes from any or all nominees.  Abstentions will not affect the outcome of the vote on Proposal 1.

The proposal to approve the amendment to the 2008 Plan to increase the number of shares of Common Stock subject to the 2008 Plan (Proposal 2), requires the affirmative (“FOR”) vote of the majority of the votes cast, provided that the affirmative votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.  Abstentions will have the same effect as a vote “AGAINST” the proposal.

The proposal to approve an amendment to the 2008 Plan to provide for qualifying performance-based long-term incentive awards under Section 162(m) of the Code, to approve the material terms of the performance goals thereunder, and to make certain other technical and clarifying amendments (Proposal 3), requires the affirmative (“FOR”) vote of the majority of the votes cast, provided that the affirmative votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.  Abstentions will have the same effect as a vote “AGAINST” the proposal.

The non-binding advisory resolution approving the compensation of the Company’s named executive officers (Proposal 4), requires the affirmative (“FOR”) vote of the majority of the votes cast, provided that the affirmative votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.  Abstentions will have the same effect as a vote “AGAINST” the proposal.

To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2014 (Proposal 5), requires the affirmative (“FOR”) vote of the majority of the votes cast, provided that the affirmative votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.  Abstentions will have the same effect as a vote “AGAINST” the proposal.

Please note that the rules that determine how your broker can vote your shares have changed.  Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote.  You must provide your broker with voting instructions so that your vote will be counted.

Brokers that do not receive instructions from the beneficial owners of shares of Common Stock being voted are not entitled to vote on any proposal at the Meeting other than to ratify the appointment of Grant Thornton LLP as the Company’s independent accountants (Proposal 5).  Broker non-votes will have no effect on the outcome of the election of directors (Proposal 1), approval of the amendment to the 2008 Plan to increase the number of shares of Common Stock subject to the 2008 Plan (Proposal 2); approval of the amendment to the 2008 Plan to provide for qualifying performance-based long-term incentive awards under Section 162(m) of the Code, to approve the material terms of the performance goals thereunder, and to make certain other technical and clarifying amendments (Proposal 3); or approval of the non-binding advisory resolution to approve the compensation of the Company’s named executive officers (Proposal 4).

Proxies

The Board requests your proxy.  Giving the Board your proxy means you authorize it to vote your shares at the Meeting in the manner you direct.  You may vote “FOR” all, some or none of the director nominees.  You may also vote “FOR” or “AGAINST” the other proposals or “ABSTAIN” from voting.

A form of proxy is enclosed that designates persons named therein as proxies to vote shares at the Meeting.  Each proxy in that form that is properly signed and received prior to the Meeting will be voted as specified in the proxy or, if not specified, they will be voted in accordance with the Board’s recommendations.

The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting of Shareholders and with respect to any other matters which may properly come before the Meeting.  As of the date of this proxy statement, management of the Company knows of no such amendment or variation or of any matters expected to come before the Meeting which are not referred to in the accompanying Notice of Annual Meeting of Shareholders.

A shareholder who has given a proxy may revoke it by voting in person at the Meeting, by giving written notice of revocation to the Secretary of the Company or by giving a later dated proxy at any time before voting.

Only holders of Common Stock, their proxy holders, and the Company’s invited guests may attend the Meeting.  If you wish to attend the Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and identification with a photo at the Meeting.  For example, you could bring an account statement showing that you beneficially owned shares of the Common Stock as of March 31, 2014 as acceptable proof of ownership.

Costs of Solicitation

The Company will bear the cost of printing and mailing proxy materials, including the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of Common Stock.  In addition to solicitation by mail, solicitation may be made by certain directors, officers and employees of the Company, or firms specializing in solicitation, and may be made in person or by telephone or email.  No additional compensation will be paid to any director, officer or employee of the Company for such solicitation.  The Company has retained Mackenzie Partners, Inc. to assist the Company in the solicitation of proxies for a fee of $9,000 plus expenses.

Certain Financial Information

Please take note that the Company’s 2013 Annual Report is available on the Internet along with the Notice of Annual Meeting and this proxy statement at: www.proxyvote.com.

Any shareholder of the Company may obtain without charge copies of the 2013 Annual Report and this proxy statement, including the Company’s certified financial statements and any exhibits, as filed with the Securities and Exchange Commission (the “SEC”), by writing to the Corporate Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company has one class of directors, each serving a one-year term.  Directors elected at the Meeting will serve until the 2015 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified.  The Nominating and Corporate Governance Committee has nominated each of the Company’s current directors for re-election.

Information with Respect to Nominees and Directors

Set forth below are the names and ages of the nominees for directors and their principal occupations at present and for the past five years.  There are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected.  No family relationships exist between any directors or executive officers, as such term is defined in Item 401 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board has adopted independence standards for directors that conform to the standards required by the NYSE MKT LLC (“NYSE MKT”) for listed companies.  Based on the Company’s director independence standards, the Board has affirmatively determined that Messrs. Schwarz, Gray and Risher are independent.

Name	Age	Current Offices with the Company	Director Since
Avrum Gray(1)(2)(3)	78	Director	2002
Glen M. Kassan(4)	70	Chairman, Director	2002
Warren G. Lichtenstein	48	Director	2010 2002-2008 1993-1997
James A. Risher(1)(2)	71	Director	2003
Mark E. Schwarz(1)(2)(3)(4)	53	Director	2002

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating and Corporate Governance Committee.

(4)	Member of Executive Committee.

The Company believes that the collective skills, experiences and qualifications of its directors provides the Board with the expertise and experience necessary to advance the interests of the Company’s shareholders.  While the Board has not established any specific, minimum standards that must be met by each director, it uses a variety of criteria to evaluate directors’ qualifications.  In addition to the individual attributes of each director described below, the Company believes directors must exhibit the highest standards of professional and personal ethics and values.  Directors should also possess a broad experience at the policy-making level in business, exhibit commitment to enhancing shareholder value, have no current or potential conflict of interest, devote sufficient time to carry out his/her duties and have the ability to provide insight and practical wisdom based on past experience.

Business Background

The following is a summary of the business experience of each of the persons named above and the primary aspects of their experience, qualifications, attributes or skills that led to the conclusion that each individual is qualified to serve on the Board:

Avrum Gray, age 78, was elected as a director on May 23, 2002. Mr. Gray is the Chairman of G-Bar Limited Partnership, one of the nation’s largest independent options trading firms and a leading specialist in computer-based arbitrage activities in the derivative markets, and has held this position since 1982. From 2000 until December 2009, Mr. Gray was a director of Nashua Corporation, a specialty paper, label and printing supplies manufacturer. From 1999 until December 2009, Mr. Gray was a director of the LGL Group, Inc. (formerly the Lynch Corporation), a holding company with subsidiaries engaged in manufacturing and distributing frequency control devices and other equipment. From 2003 to 2009, Mr. Gray was a director of Material Sciences Corporation, a materials solution provider. Mr. Gray is the former Chairman of the Board of Lynch Systems, Inc., a glass press supplier to the television and computer industry, and a former CEO of Alloy Consolidated Industries, a privately held manufacturer of components and devices for the automotive aftermarket. Additionally, Mr. Gray has been Chairman of the Board of Spertus College, as well as a board member of the Illinois Institute of Technology, the Stuart School and a number of philanthropic organizations, including the Jewish Federation of Chicago. As a result of these and other professional experiences, the Company has concluded Mr. Gray is qualified to serve as a director based on his positions of leadership in other public and private companies.

Glen M. Kassan, age 70, was elected as Chairman of the Board on May 14, 2008 and was Vice Chairman of the Board from August 2005 until May 2008. Mr. Kassan has served as a director on the Board since January 2002 and previously served as President of the Company from February 2002 until August 2005, as interim Chief Executive Officer (“CEO”) from June 14, 2010 to June 29, 2010, and as interim Chief Financial Officer (“CFO”) from June 14, 2010 to August 30, 2010.  Mr. Kassan has served as a director of ModusLink Global Solutions, Inc. (“Moduslink”), a company engaged in supply chain and logistics services, since March 2013.  He is a Managing Director and operating partner of Steel Partners LLC (“Steel Partners”), a subsidiary of Steel Partners Holdings L.P. (“SPH”), a global diversified holding company that owns and operates businesses and has significant interests in leading companies in a variety of industries, including diversified industrial products, energy, defense, banking, insurance, and food products and services.  He has been associated with Steel Partners and its affiliates since August 1999.  Mr. Kassan served as the Vice President, CFO and Secretary of the predecessor entity of SPH from June 2000 to April 2007.  He has served as a director of Handy & Harman Ltd. (“HNH”), a diversified manufacturer of engineered niche industrial products, since July 2005 and as the Vice Chairman of the Board and CEO of HNH from October 2005 to December 2012.  He was a director of United Industrial Corporation (“UIC”), a company principally focused on the design, production and support of defense systems, which was acquired by Textron Inc., from October 2002 to November 2007.  As a result of these and other professional experiences, including his years of experience and record of success in leadership positions in manufacturing, industrial and other public companies having attributes similar to our Company as well as the expertise he possesses in capital markets and corporate finance, we believe Mr. Kassan is qualified to serve as Chairman of the Board.

Warren G. Lichtenstein, age 48, was elected as a director on March 30, 2010 to fill the vacancy created by the resignation of a former director.  From February 2002 until August 2005, Mr. Lichtenstein served as CEO of the Company.  He had previously served as a director (formerly Chairman of the Board) of the Company from January 2002 to May 2008 and from 1993 to 1997.  Mr. Lichtenstein served as the Chairman of the Board and CEO of the general partner of SPH from July 2009 to February 2013 and has been the Executive Chairman since February 2013.  He is also the Chairman of the Board and CEO of Steel Partners and has been associated with Steel Partners and its affiliates since 1990.  He is a Co-Founder of Steel Partners Japan Strategic Fund (Offshore), L.P., a private investment partnership investing in Japan, and Steel Partners China Access I LP, a private equity partnership investing in China.  He also co-founded Steel Partners II, L.P., a private investment partnership that is now a wholly-owned subsidiary of SPH, in 1993.  Mr. Lichtenstein has served as a director of GenCorp Inc., a manufacturer of aerospace and defense products and systems with a real estate business segment, since March 2008, and was appointed Chairman in March 2013.  He has served as a director (currently Chairman of the Board) of Steel Excel Inc., a company whose business currently consists of a sports-related segment and an oilfield services segment, since October 2010.  Mr. Lichtenstein has served as the Chairman of the Board of ModusLink since March 2013 and as Chairman of the Board of HNH since July 2005.  He served as a director of the predecessor entity of SPH from 1996 to June 2005, as Chairman and CEO from December 1997 to June 2005 and as President from December 1997 to December 2003.  He served as the Chairman of the Board, President and CEO of SP Acquisition Holdings, Inc., a company formed for the purpose of acquiring one or more businesses or assets, from February 2007 until October 2009.  Mr. Lichtenstein served as a director (formerly Chairman of the Board) of UIC from May 2001 to November 2007. He served as a director of KT&G Corporation, South Korea’s largest tobacco company, from March 2006 to March 2008. He served as a director of Layne Christensen Company, a provider of products and services for the water, mineral and energy markets, from January 2004 to October 2006.  As a result of these and other professional experiences, we believe Mr. Lichtenstein is qualified to serve as a member of the Board due to his expertise in corporate finance, his experience in managing private investment funds and his related service as a director of, and advisor to, a diverse group of public companies, including other companies having attributes similar to the Company.

James A. Risher, age 71, was elected as a director on May 29, 2003. Mr. Risher has been the Managing Partner of Lumina Group, LLC, a private company engaged in the business of consulting and investing in small and mid-size companies, since 1998. Mr. Risher has served as a director of DGT Holdings Corp. (formerly Del Global Technologies Corp.) (“DGT”) since April 2005. He was also the President and CEO of DGT from August 2006 through August 2009. From February 2001 to May 2002, Mr. Risher served as Chairman of the Board and CEO of BlueStar Battery Systems International, Inc. (“BlueStar”), a Canadian public company that is an e-commerce distributor of electrical and electronic products to selected automotive aftermarket segments and targeted industrial markets.  BlueStar filed CCAA (a petition for reorganization under Canadian bankruptcy laws) in August 2001, and a plan of reorganization was approved in November 2001. From 1986 to 1998, Mr. Risher served as a director, CEO and President of Exide Electronics Group, Inc. (“Exide”), a global leader in the uninterruptible power supply industry. He also served as Chairman of the Board of Exide from December 1997 to July 1998. Mr. Risher was also a director of Wilhelmina International, Inc. (“Wilhelmina”) (formerly New Century Equity Holdings Corp.), a talent representation company, from October 2004 until January 2010.  As a result of these and other professional experiences, including numerous leadership positions in other public and private companies, as well as his knowledge of the Company and the industries in which it operates, the Company has concluded that Mr. Risher is qualified to serve as a director.

Mark E. Schwarz, age 53, was elected as a director on January 24, 2002.  He is the Chairman of the Board and CEO of NCM Services, Inc. (“NCMS”), a private investment and management services company. NCMS is the Managing Member of Newcastle Capital Group, L.L.C., the general partner of Newcastle Capital Management, L.P. (“NCM”). Mr. Schwarz is the Chairman of the Board, CEO and Portfolio Manager of NCM, which is the general partner of Newcastle Partners, L.P., a private investment firm he founded in 1993. Mr. Schwarz presently serves as Executive Chairman of the Board of Directors of Hallmark Financial Services, Inc. (“Hallmark”), a specialty property and casualty insurer. He was elected Executive Chairman of Hallmark in August 2006. He served as CEO of Hallmark from January 2003 until August 2006, and as President from November 2003 through March 2006.   Mr. Schwarz has, since February 2004, served as the Chairman of the Board of Directors of Pizza Inn Holdings, Inc., an operator and franchisor of pizza restaurants and has served on its Board of Directors since December 2002. Mr. Schwarz has, since September 2004, served as Chairman of the Board of Directors of Bell Industries, Inc., a company primarily engaged in providing computer systems integration services and has served on its board of directors since 2000. Mr. Schwarz has, since September 2012, served as Executive Chairman of the Board of Directors of Wilhelmina, a talent representation company. Mr. Schwarz previously served as CEO of Wilhelmina beginning in April 2009 and served as its Chairman of the Board since June 2004. Mr. Schwarz previously served as Interim Chief Executive Officer of Wilhelmina beginning in October 2007. Mr. Schwarz served as a director of MedQuist, Inc., a provider of clinical documentation workflow solutions in support of electronic health records, from December 2007 to August 2009, and Nashua Corporation, a manufacturer of specialty papers, labels and printing supplies, from 2001 to September 2009. Mr. Schwarz has also served as a director of Vesta Insurance Group, Inc., a holding company for a group of insurance companies, and within the past five years, served as a director of WebFinancial Group, Inc., a holding company with subsidiaries operating in niche banking markets.  With nearly 20 years experience as an investment manager and a business executive, Mr. Schwarz brings significant leadership, financial expertise, operational skills and public company board of directors and executive experience to the Board.  Through investments made by NCM and its affiliates, Mr. Schwarz has broad and substantial experience analyzing and advising public companies, including with respect to issues such as corporate governance, capital raising, capital allocation and general operational and business strategy, and has been closely involved in the operations of companies across a range of industries in both director and executive capacities.  As a result of these and other professional experiences, including his extensive business and investment expertise and broad director experience, the Company has concluded that Mr. Schwarz is qualified to serve as a director.

Vote Required

The director nominees receiving a plurality of the votes cast during the Meeting will be elected to fill the seats of the Board.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

Executive Officers who are not Directors

William T. Fejes, Jr., age 58, has served as CEO and President of the Company since June 29, 2010. From 2007 until April 2010, Mr. Fejes was the Chief Operating Officer of Seakeeper, Inc., a company that designs, manufactures and markets motion stabilization equipment for boats under 50 meters in length. Prior to joining Seakeeper, Inc., Mr. Fejes was the President and CEO of TB Wood’s Corporation (“TB Wood’s”), a public company that designs, manufactures and markets industrial power transmission components, with plants in the United States, Mexico and Italy, from 2004 to 2007, and was a director of TB Wood’s from 2004 to 2005.  Mr. Fejes also held various executive and management roles at Danaher Corporation, a public company that designs, manufactures and markets industrial and consumer products, for 18 years.  Since March 2009, Mr. Fejes has served as a director of Broadwind Energy, a public company for which he also serves as the Chairman of the Governance / Nominating Committee and as a member of the Audit Committee.  From 2008 to 2010, Mr. Fejes was a Director of Automation Solutions, Inc., a privately held distributor of factory automation equipment.

Louis J. Belardi, age 62, has served as CFO of the Company since August 30, 2010, and as the Company’s Secretary and Treasurer since July 2010.  Mr. Belardi previously served as the Corporate Controller of the Company from 2004 until August 29, 2010, during which time he was responsible for management of the Company’s corporate accounting, SEC reporting functions and Sarbanes Oxley compliance.   Prior to joining the Company, Mr. Belardi was a partner in his own management consulting firm that specialized in providing financial consulting to public corporations.   Before entering consulting, he was promoted through several financial roles to the position of Vice President Finance and Administration at Aydin Corporation, now part of L-3 Communications.   Mr. Belardi started his career as a CPA at Price Waterhouse and has an MBA in finance.

Director Compensation

Director compensation is more fully described below in the “Director Compensation Table” located in the “Executive Compensation” portion of this proxy statement.

Board Committees and Meetings

The Board met on 4 occasions and acted by written consent on 2 occasions during the year ended December 31, 2013.  Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which he served.  There are four committees of the Board: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the Annual Meeting of Shareholders. Two directors attended the 2013 Annual Meeting of Shareholders.

The Board has approximately four regularly scheduled meetings per year. In addition, special meetings of the Board are called from time to time as determined by the needs of the Company’s business.  The Audit Committee holds meetings on at least a quarterly basis, the Compensation Committee and the Nominating and Corporate Governance Committee meet no less frequently than once a year, and the Independent Directors meet as often as necessary to fulfill their responsibilities, including meeting at least annually in executive session without the presence of non-independent directors and management.

Executive Committee

The Executive Committee has and may exercise all the authority of the Board, except that the Executive Committee cannot make, alter or repeal any By-Law of the Company, elect or appoint any director or remove any officer or director, submit to shareholders any action that requires shareholder approval, or amend or repeal any resolution previously adopted by the Board, which by its terms is amendable or repealable only by the Board.  The members of the Executive Committee during 2013 were Glen M. Kassan and Mark E. Schwarz.  The Executive Committee did not meet during the fiscal year ended December 31, 2013.

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee has adopted a written charter, which is available on the Investor Relations section of the Company’s website (www.slindustries.com) under the tab “Corporate Governance” (http://sli.irpage.net/governance.php).  The adequacy of the charter has been reviewed and assessed by the Audit Committee on an annual basis.  The members of the Audit Committee during 2013 were Avrum Gray, James A. Risher, and Mark E. Schwarz, each of whom is independent under the criteria for being “independent” set forth under Section 803A of the listing standards of the NYSE MKT.  In addition, the Board has determined that Avrum Gray, the Chairman of the Audit Committee and a non-management director, is an audit committee financial expert serving on the Audit Committee.  The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the Company’s financial reporting activities.  The Audit Committee annually selects independent public accountants to serve as auditors of the Company’s books, records and accounts. The Audit Committee reviews the scope of the audits performed by such auditors, the audit reports prepared by them and discusses with the auditors those matters required to be discussed by Statement on Auditing Standards No. 61.  The Audit Committee also reviews and monitors the Company’s internal accounting procedures and discusses the Company’s Audited Financial Statements with management.  A “Report of the Audit Committee” is included in this proxy statement.  The Audit Committee met on 4 occasions and acted by written consent on 1 occasion during the fiscal year ended December 31, 2013.

Compensation Committee

The Compensation Committee reviews compensation arrangements and personnel matters.  The Compensation Committee has adopted a written charter, which is available on the Investor Relations section of the Company’s website (www.slindustries.com) under the tab “Corporate Governance” (http://sli.irpage.net/governance.php).  The members of the Compensation Committee during 2013 were James A. Risher, Mark E. Schwarz and Avrum Gray.  Each member of the Compensation Committee meets the criteria for being “independent” set forth under Section 803(A) of the listing standards of the NYSE MKT.  The Compensation Committee met on 5 occasions during the fiscal year ended December 31, 2013.

Mr. Fejes, at the direction of the Compensation Committee, retained the Hay Group in 2011 to provide market compensation data and analysis for the directors and executive management of the Company and each of its subsidiaries.  In preparing its report to the Compensation Committee, the Hay Group used market data from its Industrial Executive Compensation Report.  The Industrial Executive Compensation Report is an annual survey of executive pay practices in the U.S Market and uses data from over 300 companies to provide information on a broad cross-section of industrial companies in the United States.  The Hay Group was again retained in 2014 to analyze the market competitiveness of two executive jobs at the Company and its subsidiaries, including the Chief Executive Officer position.  In performing this analysis, the Hay Group used data from an industrial organization sample in Hay Group’s 2013 executive compensation survey.  The Compensation Committee considers the Hay Group’s reports and analysis in structuring its compensation policy for directors and executive officers.

The Hay Group has not provided any services to the Company other than its work for the Compensation Committee. The Compensation Committee has the authority to retain or terminate any consulting firm used to evaluate director, Chief Executive Officer or other executive compensation, and to determine and approve the terms of engagement the fees and costs for such engagements.

The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (“say-on-pay proposal”).  At the Company’s annual meeting of shareholders held on May 9, 2013, our shareholders voted to approve fiscal year 2013 executive compensation with 2,549,318 votes for, 50,558 votes against, 858,416 abstaining, and 368,148 broker non-votes.  The Compensation Committee evaluated these results and concluded that this vote reflects our shareholders’ support of the Company’s approach to executive compensation. Accordingly, in 2013, the Company did not change its approach to executive compensation or make any significant changes to its executive compensation program based on shareholder feedback. The Compensation Committee expects to continue to consider the outcome of the Company’s say-on-pay votes and other shareholder discussions when making future compensation decisions for the Named Executive Officers.  In alignment with our philosophy on shareholders say-on-pay, and with the results of the say-on-pay frequency vote held in May 2013, the Company will continue to hold non–binding shareholder say-on-pay votes annually.

The Compensation Committee has the ultimate authority to determine compensation of the Company’s executive officers, but may form and delegate authority to subcommittees when appropriate. The Compensation Committee reviews director compensation levels and practices, and recommends, from time to time, changes in such compensation levels and practices to the Board (including retainer, committee chairs’ fees, stock options, restricted stock units, and other similar items, as appropriate). The Compensation Committee’s procedures for considering and determining executive and director compensation are detailed in the “Executive Compensation” portion in this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee recommends criteria for service as a director, reviews candidates and recommends appropriate governance practices.  The Nominating and Corporate Governance Committee has adopted a written charter, which is available on the Investor Relations section of the Company’s website (www.slindustries.com) under the tab “Corporate Governance” (http://sli.irpage.net/governance.php).  The members of the Nominating and Corporate Governance Committee during 2013 were Mark E. Schwarz and Avrum Gray.  Each member of the Nominating and Corporate Governance Committee meets the criteria for being “independent” set forth under Section 803A of the listing standards of the NYSE MKT.  The Nominating and Corporate Governance Committee acted by written consent on 1 occasion during the fiscal year ended December 31, 2013.

The Nominating and Corporate Governance Committee considers and makes recommendations to the Board with respect to the size and composition of the Board and identifies potential candidates to serve as directors, to the extent there are vacancies on the Board.  The Nominating and Corporate Governance Committee considers recommendations for director nominees from a wide variety of sources, including members of the Board, business contacts, community leaders, third-party advisory services and members of management. The Nominating and Corporate Governance Committee also considers shareholder recommendations for director nominees that are properly received in accordance with the Company’s By-Laws, and applicable rules and regulations of the SEC. The Nominating and Corporate Governance Committee does not evaluate director candidates recommended by shareholders differently than director candidates recommended by other sources.

In considering Board candidates, members of the Nominating and Corporate Governance Committee take into consideration all factors that it deems appropriate, including, but not limited to, the individual’s character, education, experience, knowledge and skills.  The Nominating and Corporate Governance Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of shareholders.  In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company’s businesses.  It is the policy of the Board that at least a majority of its members meet the standards of independence promulgated by the NYSE MKT and the SEC.  Additionally, the Nominating and Corporate Governance Committee will consider the number of boards on which the candidate already serves when assessing whether the candidate has the appropriate time to devote to service on the Board.

Shareholders wishing to bring a nomination for a director candidate prior to a shareholders meeting must give written notice to Louis J. Belardi, Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054, either by personal delivery or by United States mail, postage prepaid.  The shareholder’s notice must be received by the Secretary not later than the close of business on the 120th calendar day prior to the anniversary date on which notice of the prior year’s annual meeting was first mailed to shareholders.  If the Company did not hold an annual meeting the prior year, such nominations must be received by the Company a reasonable time before the Company begins to print and send its proxy materials, and in no event any later than the close of business on the 90th calendar day prior to the date of the annual meeting.  Additional information regarding the eligibility of nominations to be included in a Company’s proxy statement is provided herein under the heading “Shareholder Proposals”.  The shareholder’s written notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such shareholder, as they appear on the Company’s books. With respect to such beneficial owner, the written notice should also set forth (i) the class and number of shares of the Common Stock that are owned beneficially and of record by such shareholder and such beneficial owner; and (ii) a representation that the shareholder is a holder of record of shares of the Common Stock and intends to appear in person or by proxy at the meeting to propose such business.

The Nominating and Corporate Governance Committee initially evaluates a prospective nominee on the basis of his or her résumé and other background information that has been made available to the Committee.  A member of the Nominating and Corporate Governance Committee will contact for further review those candidates who the Committee believes are qualified, who may fulfill a specific Board need, and who would otherwise best make a contribution to the Board.  If, after further discussions with the candidate, and other further review and consideration as necessary, the Nominating and Corporate Governance Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.

Except as set forth above, the Nominating and Corporate Governance Committee does not have a formal policy regarding the handling or consideration of director candidate recommendations received from a shareholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by shareholders).

Board Leadership

The Company currently separates the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the Company’s strategic direction and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and presides over meetings of the full Board. The Company believes that this separation of duties allows the CEO and Chairman to most efficiently use their time and to most effectively fulfill their respective responsibilities, which are critical to the future success of the Company. While the Company’s By-Laws and Corporate Governance Guidelines do not require that the CEO and Chairman positions be separate, the Board believes that having separate positions is the appropriate leadership structure for the Company at this time.

Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk management oversight role, the Board has the responsibility to satisfy itself that the risk management processes implemented by management are adequate and functioning as designed. As a critical part of this risk management oversight role, the Board encourages full and open communication between management and the Board. The Company’s Chairman meets periodically with the CEO and President and other members of management to discuss strategy and risks facing the Company. Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and other matters. The Board periodically receives presentations from senior management on strategic matters involving the Company’s operations to enable it to understand the Company’s risk identification, risk management and risk mitigation strategies.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in overseeing risk management in the areas of compensation policies and programs.  The Nominating and Corporate Governance Committee assists the Board in overseeing risk management associated with the independence of the Board, Board organization, membership and structure and potential conflicts of interest.

Code of Conduct and Ethics

The Company has adopted a code of conduct and ethics (the “Code of Ethics”) that applies to all of its directors, officers and employees.  The Code of Ethics is reasonably designed to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by the Company, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code to appropriate persons identified in the Code, and (v) accountability for adherence to the Code of Ethics.  The Code of Ethics is available on the Investor Relations section of the Company’s website (www.slindustries.com) under the tab “Corporate Governance” (http://sli.irpage.net/governance.php).  The Code of Ethics may also be requested in print, without charge, by writing to: Louis J. Belardi, Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.  Amendments to the Code of Ethics and any grant of a waiver from a provision of the Code of Ethics requiring disclosure under applicable SEC rules will be disclosed on the Investor Relations section of the Company’s website (www.slindustries.com) under the tab “Corporate Governance” (http://sli.irpage.net/governance.php).

Procedures for Contacting Directors

The Company has adopted a procedure by which shareholders may send communications to one or more directors by writing to such director(s) or to the whole Board, care of the Corporate Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.  Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the whole Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership (typically, Forms 3, 4 and/or 5) of such equity securities with the SEC and the NYSE MKT.  Such entities are also required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports.

Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, the Company believes that during the fiscal year ended December 31, 2013, its directors and officers, and greater than 10% beneficial owners, have complied with all Section 16(a) filing requirements, except for the inadvertent late filing by Mr. Risher of one Form 4, reporting one transaction.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding ownership of Common Stock, as of March 31, 2014 (except as otherwise noted), by: (i) each person or entity (including such person’s or entity’s address) who is known by the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each of the Company’s directors and nominees for director who beneficially owns shares of Common Stock; (iii) each of the Company’s current Named Executive Officers  (as defined under the Executive Compensation section of this proxy statement) who beneficially owns shares of Common Stock; and (iv) all executive officers and directors as a group.  The information presented in the table is based upon the most recent filings with the SEC by such persons or upon information otherwise provided by such persons to the Company.  Unless otherwise indicated, the address for all of the executive officers, directors and shareholders named below is c/o SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage Owned(2)

GAMCO Investors, Inc. et al One Corporate Center Rye, NY 10580-1435	889,686(3)	21.54

SPH Group Holdings LLC 590 Madison Avenue 32nd Floor New York, NY 10022	994,840(4)	24.08

Wellington Trust Company, NA c/o Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	373,587(5)	9.04

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	248,399 (6)	6.01

Warren G. Lichtenstein	8,620(7)	*

Glen M. Kassan	14,000(8)	*

Mark E. Schwarz	7,001(9)	*

Avrum Gray	39,578(10)	*

James A. Risher	3,000 (11)	*

William T. Fejes, Jr.	60,502 (12)	1.44

Louis J. Belardi	11,003(13)	*

All Directors and Executive Officers as a Group	143,704(14)	3.42%

*	Less than one percent (1%).

(1)
Beneficial ownership is determined in accordance with the rules of the SEC.  Under such rules, shares are deemed to be beneficially owned by a person or entity if such person or entity has or shares the power to vote or dispose of the shares, whether or not such person or entity has any economic interest in such shares.  Except as otherwise indicated, and subject to community property laws where applicable, the persons and entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.  Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person or entity holding such option or warrant, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity.

(2)	Based upon 4,130,887 shares outstanding as of March 31, 2014.

(3)
Based upon a Schedule 13D/A Amendment No. 50 filed on May 3, 2013 (the “Gamco Filing”) with the SEC by Mario J. Gabelli (“Mario Gabelli”) and various entities that he directly or indirectly controls or for which he acts as chief investment officer.  These entities engage in various aspects of the securities business, primarily as investment adviser to various institutional and individual clients, including registered investment companies and pension plans, and as general partner or equivalent of various private investment partnerships or private funds.  Certain of these entities may also make investments for their own accounts. The Gamco Filing was filed by one or more of the following persons: GGCP, Inc.  (“GGCP”), GGCP Holdings LLC (“GGCP Holdings”), GAMCO Investors, Inc. (“GBL”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”),  Teton Advisors, Inc.  (“Teton Advisors”), Gabelli Securities, Inc (“GSI”), G.research, Inc. (“G.research”), MJG Associates, Inc (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”), MJG-IV Limited Partnership (“MJG-IV”) and Mario Gabelli (the “Reporting Persons”).

GGCP makes investments for its own account and is the manager and member of GGCP Holdings which is the controlling shareholder of GBL.  GBL, a public company listed on the New York Stock Exchange, is the parent company for a variety of companies engaged in the securities business, including those named below.

GAMCO, a wholly-owned subsidiary of GBL, is an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”). GAMCO is an investment manager providing discretionary managed account services for employee benefit plans, private investors, endowments, foundations and others.

GSI, a majority-owned subsidiary of GBL, is an investment adviser registered under the Advisers Act and serves as a general partner or investment manager to limited partnerships and offshore investment companies and other accounts.  As a part of its business, GSI may purchase or sell securities for its own account.  GSI is a general partner or investment manager of a number of funds or partnerships, including Gabelli Associates Fund, L.P., Gabelli Associates Fund II, L.P., Gabelli Associates Limited II E, ALCE Partners, L.P., Gabelli Capital Structure Arbitrage Fund LP, Gabelli Capital Structure Arbitrage Fund Limited, Gabelli Intermediate Credit Fund, L.P., Gabelli Japanese Value Partners L.P., GAMA Select Energy + L.P., GAMCO Medical Opportunities L.P., GAMCO Long/Short Equity Fund, L.P., Gabelli Multimedia Partners, L.P. and Gabelli International Gold Fund Limited and Gabelli Green Long/Short Fund, L.P.

G.research, a wholly-owned subsidiary of GSI, is a broker-dealer registered under the Exchange Act, which as a part of its business regularly purchases and sells securities for its own account.

Gabelli Funds, a wholly owned subsidiary of GBL, is a limited liability company. Gabelli Funds is an investment adviser registered under the Advisers Act which provides advisory services for The Gabelli Equity Trust Inc., The Gabelli Asset Fund, The GAMCO Growth Fund, The Gabelli Convertible and Income Securities Fund Inc., The Gabelli Value Fund Inc., The Gabelli Small Cap Growth Fund, The Gabelli Equity Income Fund, The Gabelli ABC Fund, The GAMCO Global Telecommunications Fund, The Gabelli Gold Fund, Inc., The Gabelli Multimedia Trust Inc., The GAMCO Vertumnus Fund, The Gabelli Capital Asset Fund, The GAMCO International Growth Fund, Inc., The GAMCO Global Growth Fund, The Gabelli Utility Trust, The GAMCO Global Opportunity Fund, The Gabelli Utilities Fund, The Gabelli Dividend Growth Fund, The GAMCO Mathers Fund, The Gabelli Focus Five Fund, The Comstock Capital Value Fund, The Gabelli Dividend and Income Trust, The Gabelli Global Utility & Income Trust, The GAMCO Global Gold, Natural Resources, & Income Trust by Gabelli, The GAMCO Natural Resources Gold & Income Trust by Gabelli, The GDL Fund, Gabelli Enterprise Mergers & Acquisitions Fund, The Gabelli SRI Green Fund, Inc., and The Gabelli Healthcare & Wellness Rx Trust, (collectively, the “Funds”), which are registered investment companies.  Gabelli Funds is also the investment adviser to The GAMCO International SICAV (sub-funds GAMCO Strategic Value and GAMCO Merger Arbitrage), a UCITS III vehicle.

Teton Advisors, an investment adviser registered under the Advisers Act, provides discretionary advisory services to The GAMCO Westwood Mighty Mites Fund, The GAMCO Westwood Income Fund and The GAMCO Westwood SmallCap Equity Fund.  MJG Associates provides advisory services to private investment partnerships and offshore funds.  Mario Gabelli is the sole shareholder, director and employee of MJG Associates.  MJG Associates is the Investment Manager of Gabelli International Limited and Gabelli Fund, LDC.  Mario Gabelli is the general partner of Gabelli Performance Partnership, LP.  The Foundation is a private foundation.  Mario Gabelli is the Chairman, a Trustee and the Investment Manager of the Foundation. Elisa M. Wilson is the President of the Foundation.  Mario Gabelli is the controlling stockholder, CEO and a director of GGCP and Chairman and CEO of GBL. Mario Gabelli is also a member of GGCP Holdings. Mario Gabelli is the controlling shareholder of Teton.  MJG-IV is a family partnership in which Mario Gabelli is the general partner.  Mario Gabelli has less than a 100% interest in MJG-IV.  MJG-IV makes investments for its own account.  Mario Gabelli disclaims ownership of the securities held by MJG-IV beyond his pecuniary interest.

The aggregate number of securities to which Gamco Filing relates includes the following shares deemed to be owned beneficially by the following: 95,032 shares held by Gabelli Funds, 535,088 shares held by GAMCO, 258,366 shares held by Teton Advisors and 1,200 shares held by the Foundation.  The foregoing persons do not admit to constituting a group within the meaning of Section 13(d) of the Exchange Act.  Mario Gabelli is deemed to have beneficial ownership of the securities owned beneficially by each of Gabelli Funds, GAMCO, Teton Advisors and Foundation. GBL and GGCP are deemed to have beneficial ownership of the securities owned beneficially by each of Gabelli Funds, GAMCO and Teton Advisors.

Each of the Reporting Persons and “Covered Persons” listed in the Gamco Filing has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have the authority to vote 8,500 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of the Issuer held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Issuer and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special  circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, GBL, and GGCP is indirect with respect to Securities beneficially owned directly by other Reporting Persons.

GBL, GAMCO and G.research are New York corporations and GSI and Teton Advisors are Delaware corporations, each having its principal business office at One Corporate Center, Rye, New York 10580.  GGCP is a Wyoming corporation having its principal business office at 140 Greenwich Avenue, Greenwich, CT 06830. GGCP Holdings is a Delaware limited liability corporation having its principal business office at 140 Greenwich Avenue, Greenwich, CT 06830. Gabelli Funds is a New York limited liability company having its principal business office at One Corporate Center, Rye, New York 10580.  MJG Associates is a Connecticut corporation having its principal business office at 140 Greenwich Avenue, Greenwich, CT 06830.  The Foundation is a Nevada corporation having its principal offices at 165 West Liberty Street, Reno, Nevada 89501.

(4)
Based upon a Schedule 13D/A Amendment No. 28 (“Amendment 28”) filed on October 28, 2013, and Schedule 13D/A Amendment No. 26 filed on January 3, 2012,  in each case filed jointly with the SEC by Steel Partners Holdings L.P., a Delaware limited partnership (SPH), SPH Group LLC, a Delaware limited liability company (“SPHG”), SPH Group Holdings LLC, a Delaware limited liability company (“SPHG Holdings”), Steel Partners Holdings GP Inc., a Delaware corporation (“Steel Holdings GP”), Warren G. Lichtenstein and Glen M. Kassan.

SPH owns 99% of the membership interests of SPHG.  SPHG is the sole member of SPHG Holdings.  Steel Holdings GP is the general partner of SPH, the managing member of SPHG and the manager of SPHG Holdings.  By virtue of these relationships, each of SPH, SPHG and Steel Holdings GP may be deemed to beneficially own the Shares owned directly by SPHG Holdings.  Warren G. Lichtenstein, an officer and director of Steel Holdings GP, is a director of the Company.  Glen M. Kassan, an employee of a subsidiary of SPH, is a director of the Company.   In Amendment 28, Messrs. Lichtenstein and Kassan report that as of the close of business on October 28, 2013, Mr. Lichtenstein owned directly 5,620 shares and beneficially owns an additional 7,000 shares of restricted stock, and that Mr. Kassan beneficially owned 14,000 shares of restricted stock.

Effective January 1, 2012, as a result of an amendment to a certain management agreement with SPH, Steel Partners LLC and Mr. Lichtenstein ceased to have the power to vote and dispose of the Company’s securities reported in Amendment 28 owned directly by SPHG Holdings and Steel Holdings GP assumed the power to vote and dispose of such securities.

 On October 23, 2013, SPH and SPHG Holdings entered into a Credit Agreement (the “Credit Facility”) with PNC Bank, National Association (“PNC”), as administrative agent for the lenders thereunder. Obligations under the Credit Facility are collateralized by first priority security interests in certain assets, including publicly traded equity and debt instruments of SPH and SPHG Holdings, including the shares of the SL Industries, Inc. owned directly by SPHG Holdings, pursuant to that certain Pledge Agreement dated as of October 23, 2013 by and among SPH, SPHG Holdings and PNC, as agent for the benefit of the lenders thereto.

The principal business address of each of the Reporting Persons is 590 Madison Avenue, 32nd Floor, New York, New York 10022.

(5)
Based upon the separate Schedule 13G/A Amendment No.4 filings made on February 14, 2014 with the SEC by Wellington Trust Company, NA (“Wellington Trust”), these shares are owned by various clients for whom Wellington Trust serve as an investment advisor.  Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.  Wellington Trust, in its capacity as investment adviser, may be deemed to beneficially own the 373,587 shares, which are held of record by such clients. Wellington Trust has shared voting and dispositive power with respect to the 373,587 shares.

(6)
Based upon the Schedule 13G filed on February 10, 2014 with the SEC by Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940.  Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities held in their respective accounts. To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5% of the class of securities. Dimensional Fund Advisors LP disclaims beneficial ownership of all such securities.

(7)
Includes (i) 5,620 shares beneficially owned, and (ii) 3,000 shares of restricted stock granted on May 9, 2013.  The shares of restricted stock vest and become non-forfeitable one year from the date of grant.  Until such time as the shares of restricted stock are vested, Mr. Lichtenstein does not have the right to sell, transfer, pledge, hypothecate or otherwise dispose of the shares of restricted stock, but Mr. Lichtenstein does otherwise have all the rights and status as a shareholder with respect to the shares of restricted stock.

(8)
Includes (i) 11,000 shares beneficially owned, and (ii) 3,000 shares of restricted stock granted on May 9, 2013.  The shares of restricted stock vest and become non-forfeitable one year from the date of grant.  Until such time as the shares of restricted stock are vested, Mr. Kassan does not have the right to sell, transfer, pledge, hypothecate or otherwise dispose of the shares of restricted stock, but Mr. Kassan does otherwise have all the rights and status as a shareholder with respect to the shares of restricted stock.

(9)
Includes (i) 4,001 share beneficially owned, and (ii) 3,000 shares of restricted stock granted on May 9, 2013.  The shares of restricted stock vest and become non-forfeitable one year from the date of grant.  Until such time as the shares of restricted stock are vested, Mr. Schwarz does not have the right to sell, transfer, pledge, hypothecate or otherwise dispose of the shares of restricted stock, but Mr. Schwarz does otherwise have all the rights and status as a shareholder with respect to the shares of restricted stock.

(10)
Includes (i) 13,400 shares held by 1993 GF Limited Partnership, in which the general partner is a corporation owned solely by Mr. Gray; (ii) 5,800 shares held by AVG Limited Partnership, in which Mr. Gray is a general partner; (iii) 17,378 shares  beneficially owned; and (iv) 3,000 shares of restricted stock granted on May 9, 2013.  Mr. Gray disclaims beneficial ownership of shares held by GF Limited Partnership and AVG Limited Partnership.  The shares of restricted stock vest and become non-forfeitable one year from the date of grant.  Until such time as the shares of restricted stock are vested, Mr. Gray does not have the right to sell, transfer, pledge, hypothecate or otherwise dispose of the shares of restricted stock, but Mr. Gray does otherwise have all the rights and status as a shareholder with respect to the shares of restricted stock.

(11)
Includes 3,000 shares of restricted stock granted on May 9, 2013.  The shares of restricted stock vest and become non-forfeitable one year from the date of grant.  Until such time as the shares of restricted stock are vested, Mr. Risher does not have the right to sell, transfer, pledge, hypothecate or otherwise dispose of the shares of restricted stock, but Mr. Risher does otherwise have all the rights and status as a shareholder with respect to the shares of restricted stock.

(12)	Represents outstanding options to purchase 60,502 shares that are exercisable and fully vested.

(13)	Represents outstanding options to purchase 11,003 shares that are exercisable and fully vested.

(14)
Includes outstanding options held by directors and executive officers to purchase 71,505 shares that either are exercisable or will become exercisable within 60 days and 15,000 shares of restricted stock granted on May 9, 2013. The shares of restricted stock vest and become non-forfeitable one year from the date of grant.  Until such time as the shares of restricted stock are vested, the restricted stock cannot be sold, transferred, pledged, hypothecated or otherwise disposed of, but the holder of the restricted stock does otherwise have all the rights and status as a shareholder with respect to the shares of restricted stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for each of the named executive officers (collectively, the “NEOs” or “Named Executive Officers”) for fiscal years 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
William T. Fejes Jr. Chief Executive Officer and President	2013	424,000	116,592	203,121	9,456	753,169
	2012	400,000	109,998	241,595	83,306	834,899
Louis J. Belardi Chief Financial Officer, Treasurer and Secretary	2013	252,000	50,398	95,793	26,985	425,176
	2012	240,000	48,006	60,588	61,817	410,411

(1)
On March 5, 2013, Mr. Fejes and Mr. Belardi were granted Restricted Stock Units (“RSUs”) under the Company’s 2013 Long Term Incentive Plan (“2013 LTIP”). Each RSU represents a contingent right to receive one share of the Company’s common stock. The RSUs, or a portion thereof, vest upon the satisfaction of specified performance targets, to be determined by March 15, 2016, based upon the audited financial statements for 2013 through 2015, subject to the conditions and requirements in the RSU grant letter. The amounts shown represent the aggregate grant date fair value of RSUs granted during 2013 (if target performance conditions are achieved), as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), and do not represent the actual values that will be realized by the NEOs. The total grant date fair value of the awards if the target performance conditions are achieved over the three year period are $116,592, or 6,082 shares, for Mr. Fejes and $50,398, or 2,629 shares, for Mr. Belardi. The total grant date fair value of the awards if the maximum performance conditions are achieved over the three year period are $174,900, or 9,124 shares, for Mr. Fejes and $75,600, or 3,944 shares, for Mr. Belardi. For additional information, see the terms of the 2013 LTIP which are described in greater detail in this proxy statement under the heading “Performance-Based Incentives.”

(2)
Non-Equity Incentive Plan Compensation is composed entirely of incentive bonuses under the Company’s annual long term and short term incentive plans. These amounts represent discretionary performance bonuses earned during fiscal years 2013 and 2012.

If applicable components and thresholds were achieved under the incentive plans concluding in fiscal 2013, the NEOs would be eligible for awards under (i) the Short Term Incentive Plan earned in fiscal 2013 and paid in 2014 (the “2013 STIP”), and (ii) the 2011 Long Term Incentive Plan (“2011 LTIP”), which awards would be deemed earned at the conclusion of the last fiscal year covered by the 2011 LTIP (fiscal 2013) and paid in 2014.  The amounts reflected in this column for fiscal 2013 include payments of $203,121 to Mr. Fejes and $95,793 to Mr. Belardi under the 2013 STIP, but does not include payments to Messrs. Fejes or Belardi under the 2011 LTIP since the minimum financial factor component of the 2011 LTIP was not achieved.

If applicable components and thresholds were achieved under the incentive plans concluding in fiscal 2012, the NEOs would be eligible for awards under (i) the Short Term Incentive Plan earned in fiscal 2012 and paid in 2013 (the “2012 STIP”), and (ii) the 2010 Long Term Incentive Plan (“2010 LTIP”), which awards would be deemed earned at the conclusion of the last fiscal year covered by the 2010 LTIP (fiscal 2012) and paid in 2013. The amounts reflected in this column for fiscal 2012 include payments of $241,595 to Mr. Fejes and $60,588 to Mr. Belardi under the 2010 LTIP, but does not include payments to Messrs. Fejes and Belardi under the 2012 STIP since the minimum financial factor component of the 2012 STIP was not achieved.

For additional information, see the terms of the incentive bonus plans which are described in greater detail in this proxy statement under the heading “Performance-Based Incentives.”

(3)
The amounts reported in the All Other Compensation column for fiscal 2013 include: (1) Mr. Fejes’ $7,650 deferred compensation match expense under the Company’s 401(k) plan, and $1,806 premiums paid by the Company for group term life insurance; and (2) Mr. Belardi’s $16,563 car expense reimbursement, $7,650 deferred compensation match expense under the Company’s 401(k) plan, and $2,772 premiums paid by the Company for group term life insurance.

The amounts reported in the All Other Compensation column for fiscal 2012 include: (1) Mr. Fejes’ $7,500 deferred compensation match expense under the Company’s 401(k) plan, and $1,806 premiums paid by the Company for group term life insurance; and (2) Mr. Belardi’s $18,213 car expense reimbursement, $7,500 deferred compensation match expense under the Company’s 401(k) plan, and $2,772 premiums paid by the Company for group term life insurance. In addition, on November 26, 2012, the Board of Directors of the Company approved the payment of cash bonuses to optionholders, including the named executive officers, holding in-the-money, vested options. As a result, Mr. Fejes received $74,000 and Mr. Belardi received $33,332.

Narrative Disclosure to Summary Compensation Table

The compensation paid to Messrs. Fejes and Belardi for 2013 includes salary, stock awards, non-equity incentive compensation and certain other compensation detailed above.  The non-equity incentive compensation column does not include any payments under the 2013 LTIP or the Company’s 2012 Long Term Incentive Plan (“2012 LTIP”) because these amounts are not deemed earned until the conclusion of the last fiscal year covered by such plans.  The non-equity incentive compensation column includes payments of $203,121 to Mr. Fejes and $95,793 to Mr. Belardi under the 2013 STIP. The non-equity incentive compensation column does not include payments to Messrs. Fejes and Belardi under the 2011 LTIP since the minimum financial factor component of the 2011 LTIP was not achieved.

The compensation paid to Messrs. Fejes and Belardi for 2012 includes salary, stock awards, non-equity incentive compensation and certain other compensation detailed above.  The non-equity incentive compensation column does not include any payments under the 2012 LTIP or the 2011 LTIP because these amounts are not deemed earned until the conclusion of the last fiscal year covered by such plans.  The non-equity incentive compensation column includes payment of $241,595 to Mr. Fejes and $60,588 to Mr. Belardi under the 2010 LTIP because fiscal 2012 was the last fiscal year covered by 2010 LTIP.  The non-equity incentive compensation column also did not include payments to Messrs. Fejes and Belardi under the 2012 STIP since the financial factor component of 2012 STIP was not achieved.

In 2013, salaries and bonuses accounted for approximately 85% of total compensation for the Company’s principal executive officer, Mr. Fejes, while equity based awards (RSUs) accounted for approximately 15% of total compensation for the Company’s principal executive. In 2013, salaries and bonuses accounted for approximately 88% of total compensation for the Company’s principal financial officer, Mr. Belardi, while equity based awards (RSUs) accounted for approximately 12% of total compensation for the Company’s principal financial officer. The terms of employment and other agreements are described in greater detail below.

In 2012, salaries and bonuses accounted for approximately 87% of total compensation for the Company’s principal executive officer, Mr. Fejes, while equity based awards (RSUs) accounted for approximately 13% of total compensation for the Company’s principal executive. In 2012, salaries and bonuses accounted for approximately 88% of total compensation for the Company’s principal financial officer, Mr. Belardi, while equity based awards (RSUs) accounted for approximately 12% of total compensation for the Company’s principal financial officer. The terms of employment and other agreements are described in greater detail below.

Equity Based Awards

In the past, the Compensation Committee has provided long term incentive compensation in the form of stock options, where appropriate, as compensation for the Company’s executive officers, including the NEOs.  At the present time, the Company’s 2008 Plan is the only equity incentive plan in effect.

On March 5, 2013, Mr. Fejes was granted a maximum of 9,124 RSUs, and Mr. Belardi was granted a maximum of 3,944 RSUs under the 2013 LTIP.  Each RSU represents a contingent right to receive one share of the Company’s common stock.  The RSUs, or a portion thereof, vest upon the satisfaction of specified 2013 LTIP performance targets, to be determined by March 15, 2016 based upon the audited financial statements for 2013 through 2015, subject to the conditions and requirements in the RSU grant letter.  The total grant date fair value of the awards if the target performance conditions are achieved over the three year period are $116,592, or 6,082 shares, for Mr. Fejes and $50,398, or 2,629 shares, for Mr. Belardi. The total grant date fair value of the awards if the maximum performance conditions are achieved over the three year period are $174,900, or 9,124 shares, for Mr. Fejes and $75,600 or 3,944 shares, for Mr. Belardi. For additional information, see the terms of the 2013 LTIP which are described in greater detail in this proxy statement under the heading “Performance-Based Incentives.”

On February 17, 2012, Mr. Fejes was granted a maximum of 9,167 RSUs, and Mr. Belardi was granted a maximum of 4,000 RSUs under the 2012 LTIP.  Each RSU represents a contingent right to receive one share of the Company’s common stock.  The RSUs, or a portion thereof, vest upon the satisfaction of specified 2012 LTIP performance targets, to be determined by March 15, 2015 based upon the audited financial statements for 2012 through 2014, subject to the conditions and requirements in the RSU grant letter.  The total grant date fair value of the awards if the target performance conditions are achieved over the three year period are $109,998, or 6,111 shares, for Mr. Fejes and $48,006, or 2,667 shares, for Mr. Belardi. The total grant date fair value of the awards if the maximum performance conditions are achieved over the three year period are $165,000, or 9,167 shares, for Mr. Fejes and $72,000, or 4,000 shares, for Mr. Belardi.

No stock options were granted to NEOs during the years ended December 31, 2013 and December 31, 2012.

Outstanding Equity Awards at Fiscal Year

		Option Awards				Stock Awards
Name	Option Vest Date(1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Stock Award Vesting Date(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(4)

William T Fejes Jr.	6/29/2012	27,502	-	11.75	6/28/2017	12/31/2014	6,111	165,608
	6/29/2013	33,000	-	11.75	6/28/2017	12/31/2015	6,082	164,822
Louis J. Belardi	8/30/2012	2,669	-	12.50	8/29/2017	12/31/2014	2,667	72,276
	8/30/2013	8,334	-	12.50	8/29/2017	12/31/2015	2,629	71,246

(1)	This column sets forth the individual vesting dates for each tranche of stock options.

(2)	This column sets forth the individual vesting dates for each tranche of stock awards.

(3)
Represents performance-based RSUs to be earned as a result of the Company’s performance under the 2013 LTIP and 2012 LTIP. For additional information, see the terms of the 2013 LTIP and 2012 LTIP which are described in greater detail in this proxy statement under the heading “Performance-Based Incentives.”

(4)	The market value of RSUs was determined by multiplying the number of unearned shares by the closing price of the Company’s common stock of $27.10 on December 31, 2013, as reported by NYSE MKT.

Performance-Based Incentives

2013 Bonus Plan

The 2013 Bonus Plan provides incentives to officers and members of management of the Company and its subsidiaries, including certain of the Company’s executive officers, in the form of equity grants and cash bonus payments for achieving certain performance goals established for them. The Compensation Committee established two components for the 2013 Bonus Plan. The first component of the 2013 Bonus Plan is a short-term incentive plan (the 2013 STIP) and the second component is a long-term incentive plan (the 2013 LTIP).  The structure of the 2013 Bonus Plan was designed to provide short-term incentives to participants for achieving annual targets, while also motivating and rewarding eligible participants for achieving longer-term growth goals.

An employee must be employed on the date the Compensation Committee approves bonuses in order to be eligible to receive a payment under the short-term and long-term incentive plans, unless otherwise determined at the absolute discretion of the Compensation Committee. As of December 31, 2013, the participants in the 2013 Bonus Plan who are NEOs were William T. Fejes, Jr., the Company’s President and CEO, and Louis J. Belardi, the Company’s CFO. Under the 2013 Bonus Plan, Mr. Fejes may earn a maximum bonus of 150% of base salary and Mr. Belardi may earn a maximum bonus of 112.5% of base salary. The maximum payout (STIP + LTIP) in any year is limited to 7.5% of the Company’s pre-bonus EBITDA (“PBEBITDA”) from continuing operations (pre-bonus earnings from continuing operations before interest, taxes, depreciation and amortization).

a. 2013 Short-Term Incentive Plan Awards

The 2013 STIP component of the 2013 Bonus Plan consists of two components. The first component is based on the achievement of pre-determined individual objectives and the second component is a financial factor component common to all executives.  The financial factor component is based on achieving target working capital turns (annual sales divided by working capital (defined as the averages of monthly accounts receivable plus net inventory less accounts payable)) (“WCT”) and a target PBEBITDA.  Based on the determination of the objectives under the two components for each of the Company’s divisions and its corporate office, the maximum percentage of base salary that may be earned by the participants ranges from 18.75% to 67.50%.  STIP bonuses that are earned will be paid in 2014.  No STIP bonus will be paid if the WCT or PBEBITDA is below 80% of the WCT or PBEBITDA target or if the pre-determined individual objectives are not met. Under the 2013 STIP, Mr. Fejes received $203,121 and Mr. Belardi received $95,793, which amounts were paid on March 14, 2014. These payments are reflected in the non-equity incentive compensation column of the summary compensation table. For 2012, no bonus was paid since the minimum financial factor component of the 2012 STIP was not achieved.

b. 2013 Long-Term Incentive Plan Awards

The Company maintains a long-term incentive plan based on the achievement of certain sales and return on invested capital (“ROIC”) targets by each of the Company’s divisions and the corporate office over the three fiscal years beginning in 2013.  The sales and ROIC targets, also referred to as the Long Term Financial Factor (the “LTFF”), were established by the Board prior to the adoption of the 2013 Plan.  An employee must be employed on the date the Compensation Committee approves bonuses for the last year of the three year period in order to be eligible to receive a payment under a long term incentive plan, unless otherwise determined at the absolute discretion of the Compensation Committee.

The 2013 LTIP component of the 2013 Bonus Plan is based on the achievement of the LTFF targets over the three-year period ending on December 31, 2015.  Based on the determination of these objectives, the maximum percentage of base salary that may be earned by the participants ranges from 18.75% to 82.50%.  For executive officers (including the NEOs) and division presidents, half of the 2013 LTIP bonuses earned will be paid in cash at the conclusion of the 2015 fiscal year and the other half of the 2013 LTIP bonuses are paid through the granting of RSUs that vest upon the satisfaction of specified performance targets, to be determined by March 15, 2016, based upon the Company’s audited financial statements for 2013 through 2015, subject to the conditions and requirements in the applicable RSU grant letter.  Grants of the RSUs under the 2013 LTIP are made in 2013.  For all other participants, all of the 2013 LTIP bonuses earned will be paid in cash at the conclusion of the 2015 fiscal year. No bonus will be paid under 2013 LTIP if either the ROIC or sales component of the LTFF is below 80% of the respective targets.

The 2013 LTIP runs concurrently with the 2012 LTIP and the 2011 LTIP. The 2013 LTIP, 2012 LTIP, and the 2011 LTIP cover the three-year periods ending on December 31, 2015, December 31, 2014 and December 31, 2013, respectively. Each long term incentive plan contains different targets.

Payments under each of the 2013 LTIP, 2012 LTIP and 2011 LTIP can only be deemed earned at the conclusion of the last fiscal year covered by such plans. Mr. Fejes and Mr. Belardi did not receive a bonus payment under the 2011 LTIP since the minimum financial factor component of the 2011 LTIP was not achieved.

Perquisites and All Other Compensation

The Company provides the opportunity for its NEOs and other executives to receive certain perquisites and general health and welfare benefits. For the year ended December 31, 2013, the Company provided the following personal benefits and perquisites to its NEOs: health and dental insurance, life and disability insurance, and a match under the Company’s 401(k) plan.  The Company’s CFO also received car expense reimbursement.

Employment and Other Agreements

In connection with Mr. Fejes’ appointment as the Company’s President and CEO, the Company entered into an Employment Agreement with Mr. Fejes, effective June 29, 2010 (the “Fejes Employment Agreement”) which provides for an initial term of one year subject to automatic one year renewals thereafter unless the agreement is terminated in accordance with its terms.  Under the terms of the Fejes Employment Agreement, Mr. Fejes was entitled to receive an initial annual base salary of $350,000 and was eligible for an annual bonus of up to 100% of his base salary, to be composed of a short term incentive portion and a long term incentive portion, at the sole discretion of the Board.  As of December 31, 2013, Mr. Fejes’ compensation included: an annual base salary of $424,000 and eligibility for an annual bonus of up to 150% of his base salary, to be composed of a short term incentive portion and a long term incentive portion, at the sole discretion of the Board.

Mr. Fejes also received an option to purchase 100,000 shares of the Company’s Common Stock at fair market value with three year vesting pursuant to the Company’s 2008 Plan in 2010. Mr. Fejes is also eligible to participate in future grants pursuant to the 2008 Plan and other Company performance incentive plans extended to senior executives and the Company’s medical and other employee benefit programs, if any, that are provided by the Company to its employees generally, as provided in the Fejes Employment Agreement.  Upon Mr. Fejes’ termination, under certain circumstances and conditions, he shall receive severance payments including up to one year base salary and unpaid bonus, as well as certain benefits described below under the heading “Potential Payments Upon Termination Or Change in Control.”

Mr. Belardi is not party to a written employment agreement, but in connection with Mr. Belardi’s appointment as the Company’s CFO, the Compensation Committee of the Board approved the terms of Mr. Belardi’s compensation. As of December 31, 2013, Mr. Belardi’s compensation included: an annual base salary at $252,000 and eligibility for an annual bonus of up to 112.5% of his base salary to be composed of a short term incentive portion and a long term incentive portion at the sole discretion of the Board. In 2010, Mr. Belardi received an option to purchase 25,000 shares of the Company’s common stock granted at fair market value pursuant to the Company’s 2008 Plan.  The options vest over three years pursuant to an option grant letter agreement dated September 2, 2010, setting forth certain terms of the option grant.

The Company also provides the opportunity for Mr. Belardi to be protected under the terms of a change in control agreement, which is described below under the heading “Potential Payments Upon Termination Or Change in Control.”

Potential Payments Upon Termination Or Change in Control

The Company provides the opportunity for Messrs. Fejes and Belardi to be protected under certain termination and/or change in control provisions. The Company provides these protections in order to attract and retain an appropriate caliber of talent for these positions. The Compensation Committee believes that the use of such protections are an essential element of executive compensation and assist the Company in recruiting and retaining talented executives.

Under the terms of the Fejes Employment Agreement, if Mr. Fejes’ employment is terminated, at his or the Company’s election at any time due to his death or disability, due to the expiration or non-renewal of the Fejes Employment Agreement prior to his 65th birthday, or for reasons other than cause or voluntary resignation, Mr. Fejes is entitled to receive the certain accrued obligations (accrued vacation, expenses, etc.) and, provided he executes a general release, severance payments and benefits equal to: (i) one (1) year of his base salary; (ii) reimbursement for the premium associated with one (1) year continuation of health insurance coverage pursuant to COBRA, (iii) immediate vesting of any options that are scheduled to vest within one year of the date of termination of employment; (iv) unpaid bonuses with respect to the fiscal year ending on or preceding the date of termination, if any, provided Mr. Fejes is employed on December 31 of that year and the bonus plan is in full force and effect; and (v) unpaid bonus through the termination or resignation date, if any, or, if the full bonus has not been earned, a pro-rata portion of such bonus, pursuant to the terms of the Bonus Plan.  If Mr. Fejes’ employment was terminated as of December 31, 2013 and he was eligible to receive the severance payments, options and benefits described above, such payments, options and benefits would equal approximately $710,022.  The value of stock options included in this amount has been calculated as the difference between the exercise price of the options and closing price of the Company’s common stock on December 31, 2013, multiplied by the number of options vesting as a result of the above described termination.

On August 31, 2010, the Company entered into a Change-In-Control Agreement with Mr. Belardi.  Pursuant to the Change-In-Control Agreement, Mr. Belardi will receive a payment equal to one times his annual salary in the event his employment is terminated without cause or if he terminates such employment for good reason within one year of a change in control of the Company or the execution of a definitive agreement contemplating a change in control of the Company, whichever is later. The Change-In-Control Agreement has a term of seven years.  If Mr. Belardi’s employment was terminated as of December 31, 2013 and he was eligible to receive the severance payments and benefits described above, such payments and benefits would equal approximately $252,000.

Director Compensation

The following table summarizes compensation that the Company’s directors earned during 2013 for services as members of the Board.

Name	Fees Earned or Paid in Cash(1) ($)	Stock awards(2) ($)	Total(3) ($)
Glen M. Kassan - Chairman	125,000	61,800	186,800
Avrum Gray	84,000	61,800	145,800
Warren G. Lichtenstein	65,000	61,800	126,800
James A. Risher	80,000	61,800	141,800
Mark E. Schwarz	78,000	61,800	139,800

(1)	During fiscal 2013, directors, other than the Chairman of the Board, received the following fees:

•	$120,000 annual retainer fee for the Chairman of the Board.
•	$60,000 annual retainer fee for each director, other than the Chairman of the Board;
•	$1,500 quarterly retainer fee for the chairman of each committee, other than the audit committee;
•	$2,500 quarterly retainer fee for the chairman of the audit committee;
•	$1,250 for each Board meeting attended; and
•	$1,000 for each committee meeting attended.

(2)
On May 9, 2013, the Company granted each Director, including the Chairman, 3,000 shares of restricted stock in accordance with the 2008 Plan and subject to the terms and conditions of the 2008 Plan and a Restricted Shares Agreement between the Company and the recipient. The shares of restricted stock vest one year from the date of grant.  The amounts shown represent the aggregate grant date fair value of the restricted stock awards to Directors in fiscal 2013 computed in accordance with FASB ASC Topic 718.

(3)	No option awards were granted to Directors during fiscal 2013. At December 31, 2013, there were no outstanding stock option awards held by non-employee directors.

Limitation On Liability And Indemnification Matters

The Company’s By-Laws and Articles of Incorporation provide for indemnification of its directors and officers to the fullest extent permitted by Delaware Law.

Directors’ And Officers’ Insurance

The Company currently maintains a directors’ and officers’ liability insurance policy that provides its directors and officers with liability coverage relating to certain potential liabilities.

Certain Relationships And Related Transactions

The Company’s Corporate Governance Guidelines provide that any related party transactions (excluding compensation, whether cash, equity or otherwise, determination of which is delegated to the Compensation Committee) involving a director or executive officer of the Company must be on arm’s length terms and be reviewed and approved by the Audit Committee or another independent body of the Board. The Audit Committee Charter provides that the Audit Committee is responsible for reviewing and approving all related party transactions, as defined by the applicable regulations.  Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction, however such member may be counted in determining the presence of a quorum at the meeting of the Audit Committee at which such transaction is reviewed.

On May 1, 2013, the Company entered into a Management Services Agreement (“Management Services Agreement”) with SP Corporate Services LLC (“SP Corporate”). SP Corporate is an affiliate of SPH Group Holdings LLC (SPHG Holdings).  Mr. Lichtenstein, a member of the Company’s Board, is affiliated with SPHG Holdings.  Also, the Company’s Chairman of the Board, Mr. Kassan, is affiliated with SPHG Holdings. Pursuant to the Management Services Agreement, SP Corporate agreed to provide, at the direction of the Company’s Chief Executive Officer, non-exclusive services to support the Company’s growth strategy, business development, planning, execution assistance and related support services. The monthly fee for these services is $10,400 paid in advance. The Management Services Agreement has a term of one year and has been approved by the Audit Committee of the Board of Directors and a majority of the disinterested directors of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  Each member of the Audit Committee meets the criteria for being “independent” under Section 803A of the listing standards of the NYSE MKT.  During the fiscal year ended December 31, 2013, the Committee met on 4 occasions.

In discharging its responsibility for oversight of the audit process, the Audit Committee obtained from the independent auditors, Grant Thornton LLP, a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that might impact the auditors’ objectivity and independence and satisfied itself as to the auditors’ independence.

The Committee discussed and reviewed with the independent auditors the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent auditors’ examination of the financial statements for the fiscal year ended December 31, 2013.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2013, with management and the independent auditors.  Management has the responsibility for preparation of the Company’s financial statements and the independent auditors have the responsibility for examination of those statements.

Based upon the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

AUDIT COMMITTEE
Avrum Gray
James A. Risher
Mark E. Schwarz

 PROPOSAL 2

AMENDMENT TO 2008 PLAN TO

INCREASE SHARES AVAILABLE FOR GRANT

The Company’s 2008 Incentive Stock Plan, which is referred to herein as the “2008 Plan,” was originally approved by the Company’s shareholders on May 14, 2008.  The first amendment to the 2008 Plan was approved by the Company’s shareholders on June 8, 2011. On March 18, 2014, subject to shareholder approval, the Board approved amendments to the 2008 Plan, including an amendment to increase the number of shares of our Common Stock subject to the 2008 Plan from 450,000 shares to 500,000 shares and the amendment described in Proposal 3 below (as so amended, the “Amended Plan”).

General

Subject to certain conditions discussed below, the total number of shares of Common Stock which may be issued under the 2008 Plan currently may not exceed 450,000 shares.  If this proposal to amend the 2008 Plan is approved, then the Amended Plan will authorize the issuance of a total of 500,000 shares of our Common Stock.

As of March 31, 2014, there were 4,130,887 shares of our Common Stock were issued and outstanding.  The closing sale price of our Common Stock quoted on the NYSE MKT on March 31, 2014, was $24.56 per share.

All awards under the 2008 Plan are within the discretion of the Compensation Committee and, therefore, future awards under the 2008 Plan, or, if approved, the Amended Plan, are generally not determinable.

The following table provides information about outstanding awards and shares of common stock available for future awards under all of the Company’s equity compensation plans as of December 31, 2013, is as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans excluding shares reflected in column (a)
	(a)		(b)		(c)
Equity compensation plans approved by security holders	153,000	(1)	$11.99	(2)	163,000	(3)
Equity compensation plans not approved by security holders	none
Total	153,000		$11.99		163,000

(1) This amount includes the following:

• 83,000 shares issuable upon the exercise of outstanding stock options under the 2008 Incentive Stock Plan (the “2008 Plan”) with a weighted-average price of $11.99.

• 7,000 restricted stock units (“RSUs”) earned under the Company’s 2011 Long-term Incentive Plan (the “2011 LTIP”) pursuant to the 2008 Plan.

• 43,000 RSUs issuable under the Company’s 2012 Long-term Incentive Plan (the “2012 LTIP”) pursuant to the 2008 Plan. Assumes that outstanding performance-based RSUs will vest at target.

• 20,000 RSUs issuable under the Company’s 2013 Long-term Incentive Plan (the “2013 LTIP”) pursuant to the 2008 Plan. Assumes that outstanding performance-based RSUs will vest at target.

(2) The 2013 LTIP, 2012 LTIP and 2011 LTIP RSUs have been excluded from the computation of the weighted-average exercise price since these awards have no exercise price.

(3) This amount represents the number of shares available for issuance pursuant to stock options and awards that could be granted in the future under the Company’s active shareholder approved stock plan, the 2008 Plan. The 2008 Plan allows for the issuance of up to 450,000 shares.

As of March 31, 2014, there are 183,505 options, 15,000 shares of restricted stock and 84,796 RSUs outstanding under 2008 Plan, and 40,185 remain available for issuance under the 2008 Plan.

Purpose of the Amendment

 The Board has determined that the number of Shares remaining available for issuance under the 2008 Plan is not sufficient to support the Company’s intended compensation programs over the next several years.  The Board believes that the success of the Company is largely dependent on its ability to attract and retain highly-qualified employees and non-employee directors and that by offering them the opportunity to acquire or increase their proprietary interest in the Company, the Company will enhance its ability to attract and retain such persons.  Further, the Company strongly believes in aligning the interests of its employees, especially its executive officers, with those of its stockholders. Accordingly, the Company is proposing to amend the 2008 Plan to increase the number of shares of our Common Stock subject thereto from 450,000 shares to 500,000 shares.

 Description of the Amended Plan

A summary of the Amended Plan is set forth below and in Proposal 3, and the full text of the Amended Plan is attached hereto as Annex A.  The following discussion of the Amended Plan is qualified in its entirety by reference to Annex A.

The Purpose of the Amended Plan

 The purpose of the Amended Plan is to provide additional incentive to the directors, officers, consultants, advisors and employees of the Company who are primarily responsible for the management and growth of the Company.

The Company intends that the Amended Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Exchange Act and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Amended Plan will be exempt from the operation of Section 16(b) of the Exchange Act.  Further, the Amended Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to those awards for which qualification for such exception is intended.

Administration of the Amended Plan

The Amended Plan is to be administered by a committee consisting of two or more directors appointed by the Company’s Board (the “Committee”).  The Committee will be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 and, “outside directors” within the meaning of Section 162(m) of the Code, which individuals will serve at the pleasure of the Board. In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Amended Plan does not consist of two or more “non-employee directors,” or if there is no such Committee, then the Amended Plan will be administered by the Board, provided that grants to the Company’s CEO or to any of the Company’s other three most highly compensated officers (other than the Chief Financial Officer) that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee so comprised of outside directors.

Subject to the other provisions of the Amended Plan, the Committee will have the authority, in its discretion: (i) to designate recipients of options (“Options”), stock appreciation rights (“Stock Appreciation Rights”), restricted stock (“Restricted Stock”) and other equity incentives or stock or stock based awards (“Equity Incentives”), all of which are referred to collectively as “Rights”; (ii) to determine the terms and conditions of each Right granted (which need not be identical); (iii) to interpret the Amended Plan and all Rights granted thereunder; and (iv) to make all other determinations necessary or advisable for the administration of the Amended Plan.

Eligibility

The persons eligible for participation in the Amended Plan as recipients of Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives (including Restricted Stock Units) include directors, officers and employees of, and consultants and advisors to, the Company or any subsidiary; provided that incentive stock options may only be granted to employees of the Company and the subsidiaries. In selecting participants, and determining the number of shares covered by each Right, the Committee may consider any factors that it deems relevant.  There are presently 5 directors and approximately 1,400 Company and subsidiary employees all of whom are currently eligible to participate in the Amended Plan. In selecting participants, and determining the number of shares covered by each Right, the Committee may consider any factors that it deems relevant.

Shares Subject to the Amended Plan

Subject to the conditions outlined below, the total number of shares of Common Stock which may be issued pursuant to Rights granted under the Amended Plan may not exceed 500,000 shares.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar type of corporate restructuring affecting the shares of Common Stock, the Committee will make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Amended Plan and in the number and exercise price of shares subject to outstanding Options granted under the Amended Plan, to the end that after such event each optionee’s proportionate interest will be maintained as immediately before the occurrence of such event. The Committee will, to the extent feasible, make such other adjustments as may be required under the tax laws so that any incentive stock options previously granted will not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments will also be made in the case of outstanding Stock Appreciation Rights and Restricted Stock granted under the Amended Plan.  The maximum number of shares of Stock that may be subject to Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan to any individual in any calendar year shall not exceed 315,000, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code, if qualification as performance-based compensation under Section 162(m) of the Code is intended.

Options

An option granted under the Amended Plan is designated at the time of grant as either an incentive stock option (an “ISO”) or as a non-qualified stock option (a “NQSO”). Upon the grant of an Option to purchase shares of Common Stock, the Committee will fix the number of shares of the Company’s Common Stock that the optionee may purchase upon exercise of such Option and the price at which the shares may be purchased. The purchase price of each share of the Company’s Common Stock purchasable under an Option will be determined by the Committee at the time of grant, but may not be less than 100% of the fair market value of such share of Common Stock on the date the Option is granted; provided, however, that with respect to an optionee who, at the time an ISO is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, the purchase price per share under an ISO must be at least 110% of the fair market value per share of the Company’s Common Stock on the date of grant.  The 2008 Plan and the Amended  Plan define “fair market value” as the closing price of publicly traded shares of the Company’s Common Stock on the business day immediately prior to the grant on the principal securities exchange on which shares of the Company’s Common Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.

Stock Appreciation Rights

Stock Appreciation Rights will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. Unless otherwise provided, Stock Appreciation Rights will become immediately exercisable and remain exercisable until expiration, cancellation or termination of the award. Such rights may be exercised in whole or in part by giving written notice to the Company.

Restricted Stock

Restricted Stock may be granted under the Amended Plan aside from, or in association with, any other award and will be subject to certain conditions and contain such additional terms and conditions, not inconsistent with the terms of the Amended Plan, as the Committee deems desirable. A grantee will have no rights to an award of Restricted Stock unless and until such grantee accepts the award within the period prescribed by the Committee and, if the Committee deems desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied.

Other Equity Incentives or Stock Based Awards

Subject to the provisions of the Amended Plan, the Committee may grant Equity Incentives (including the grant of unrestricted shares and restricted stock units) to such key persons, in such amounts and subject to such terms and conditions, as the Committee in its discretion determines. Such awards may entail the transfer of actual shares of the Company’s Common Stock to Amended Plan participants, or payment in cash or otherwise of amounts based on the value of shares of the Company’s Common Stock.

Term of the Rights

The Committee, in its sole discretion, will fix the term of each Right, provided that the maximum term of an Option will be ten years.  ISOs granted to a 10% stockholder will expire not more than five years after the date of grant. The Amended Plan provides for the earlier expiration of Rights in the event of certain terminations of employment of the holder.

Restrictions on Transferability

Options and Stock Appreciation Rights granted hereunder are not transferable and may be exercised solely by the optionee or grantee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a NQSO to (i) a trust for the benefit of the optionee or (ii) a member of the optionee’s immediate family (or a trust for his or her benefit). Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option or Stock Appreciation Right contrary to the provisions hereof will be void and ineffective and will give no right to the purported transferee. Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed. Other Equity Incentives are generally not transferable.

Termination of the Amended Plan

No Right may be granted pursuant to the Amended Plan following May 14, 2018.

Amendments to the Amended Plan

The Board may at any time amend, suspend or terminate the Amended Plan, except that no amendment may be made that would impair the rights of any optionee or grantee under any Right previously granted without the optionee’s or grantee’s consent, and except that no amendment may be made which, without the approval of the Company stockholders would (i) materially increase the number of shares that may be issued under the Amended Plan except as permitted under the Amended Plan; (ii) materially increase the benefits accruing to the optionees or grantees under the Amended Plan; (iii) materially modify the requirements as to eligibility for participation in the Amended Plan; (iv) decrease the exercise price of an ISO to less than 100% of the fair market value on the date of grant thereof or the exercise price of a NQSO to less than 100% of the fair market value on the date of grant thereof; or (v) extend the term of any Option beyond that permitted in the Amended Plan.

Restrictions on Repricing

Approval of the Company’s shareholders is required prior to the reduction of the exercise price of any outstanding options or Stock Appreciation Rights, any repricing through cancellations and re-grants of new options or stock appreciation rights, or any cancellation of outstanding options or stock appreciation rights with an exercise price above the current stock price in exchange for cash or other securities.

Federal Income Tax Consequences

Incentive Stock Options.  Options that are granted under the Amended Plan and that are intended to qualify as ISOs must comply with the requirements of Section 422 of the Code. An option holder is not taxed upon the grant or exercise of an ISO; however, the difference between the fair market value of the shares on the exercise date will be an item of adjustment for purposes of the alternative minimum tax. If an option holder holds the shares acquired upon the exercise of an ISO for at least two years following the date of the grant of the option and at least one year following the exercise of the option, the option holder’s gain, if any, upon a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the option holder’s basis in the shares (which generally would equal the exercise price). If the option holder disposes of shares acquired pursuant to exercise of an ISO before satisfying the one-and-two year holding periods described above, the option holder may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the option holder’s adjusted basis in the shares (generally the option exercise price); or (ii) the difference between the fair market value of the shares on the exercise date and the option price. The balance of the consideration received on such disposition will be long-term capital gain if the shares had been held for at least one year following exercise of the ISO.

The Company is not entitled to an income tax deduction on the grant or the exercise of an ISO or on the option holder’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will generally be entitled to an income tax deduction in the year the option holder disposes of the shares, in an amount equal to the ordinary income recognized by the option holder.

Nonqualified Options.  In the case of a NQSO, an option holder is not taxed on the grant of such option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of the exercise. The Company is generally entitled to an income tax deduction in the year of exercise in the amount of the ordinary income recognized by the option holder. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following the exercise. The Company does not receive an income tax deduction for this gain.

Restricted Stock and Restricted Stock Units.  A recipient of Restricted Stock  or Restricted Stock Units will not have taxable income upon grant, but will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares. A recipient of Restricted Stock may instead, however, elect to be taxed at the time of grant.  The Company will generally be entitled to a corresponding tax deduction when the recipient has an inclusion in income.

Stock Appreciation Rights.  No taxable income will be recognized by an option holder upon receipt of a Stock Appreciation Right and the Company will not be entitled to a tax deduction upon the grant of such right.

 Upon the exercise of a Stock Appreciation Right, the holder will include in taxable income, for federal income tax purposes, the fair market value of the cash and other property received with respect to the Stock Appreciation Right and the Company will generally be entitled to a corresponding tax deduction.

Amended Plan Benefits

All grants under the 2008 Plan or, if approved, the Amended Plan, have been and will be made in consideration of services rendered or to be rendered to the Company or any of its subsidiaries by the recipients.  Benefits under the 2008 Plan and, if approved, the Amended Plan, are not currently determinable because grants are discretionary.

Vote Required

The affirmative vote of the majority of the votes cast is required to approve Proposal 2, provided that the total votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2008 PLAN TO INCREASE THE NUMBER OF SHARES SUBJECT TO THE 2008 PLAN FROM 450,000 TO 500,000 SHARES.  PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL, UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.

PROPOSAL 3

AMENDMENT TO 2008 PLAN TO

PROVIDE FOR QUALIFYING PERFORMANCE-BASED

LONG-TERM INCENTIVE AWARDS UNDER SECTION 162(M)

On March 18, 2014, subject to shareholder approval, the Board approved amendments to the 2008 Plan, including amendments to ensure that performance-based long-term incentives are tax-deductable to the Company under Section 162(m) of the Internal Revenue Code of 1986 (as amended) (the “Code”), to provide for the material terms of the performance goals thereunder, and to make certain other technical and clarifying changes.  The 2008 Plan, as so amended and as amended as set forth in Proposal 2 above, is referred to herein as the “Amended Plan”.  The 2008 Plan was originally approved by the Company’s shareholders on May 14, 2008.

A fundamental aspect of the Company’s executive compensation program is its emphasis on pay-for-performance and incentives that reward long-term performance. Shareholder approval of this Proposal 3 will provide the Committee (as defined in Proposal 2) with added flexibility to grant performance-based awards, such as the future-oriented, long-term incentive program (LTIP) awards, that are tax deductible to the Company under Section 162(m) of the Code.  This proposed amendment will maximize the tax-deductibility to the Company of qualifying incentive compensation under Section 162(m) of the Code, which is advantageous to the Company, and therefore to the Company’s shareholders.

Section 162(m) of the Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the Chief Executive Officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the Chief Financial Officer. “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible; however, there can be no guarantee that awards granted under the Amended Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code. For purposes of Section 162(m) of the Code, approval of this Proposal 3, as reflected in the Amended Plan, will be deemed to include approval of the material terms of the performance goals under the Amended Plan.  Shareholder approval of the material terms of the performance goals, without specific targeted levels of performance, will permit qualification of incentive awards for full tax deductibility for a period of five years under Section 162(m).  Shareholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

In addition, shareholder approval will permit designated stock options to qualify as incentive stock options under the Code for a period of ten years, which will give the holder of the options more favorable tax treatment.

Notwithstanding the adoption of the amendment to the 2008 Plan to allow for performance-based awards and its submission to shareholders, the Company reserves the right to pay its employees, including recipients of performance-based awards under the 2008 Plan, amounts which may or may not be tax-deducible under Section 162(m) or other provisions of the Internal Revenue Code.

Description of the Amended Plan

A summary of the Amended Plan is set forth above and in Proposal 2, and the full text of the Amended Plan is attached hereto as Annex A.  The above-referenced summary and the summary in Proposal 2 are qualified in their entirety by reference to Annex A.

Vote Required

The affirmative vote of the majority of the votes cast is required to approve Proposal 3, provided that the total votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.

 Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2008 PLAN TO PROVIDE FOR QUALIFYING PERFORMANCE-BASED LONG-TERM INCENTIVE AWARDS UNDER SECTION 162(M) THE CODE, TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREUNDER, AND TO MAKE CERTAIN OTHER TECHNICAL AND CLARIFYING AMENDMENTS.  PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL, UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.

PROPOSAL 4

ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A to the Exchange Act, which requires public companies to hold advisory (non-binding) votes on executive compensation.  Pursuant to the requirements applicable to the Company under the Dodd-Frank Act and Section 14A of the Exchange Act, the Board of Directors is asking shareholders to cast an advisory vote approving the named executive officer compensation as described in this proxy statement.

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s Named Executive Officers, as described in the Executive Compensation section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement.  The advisory vote on executive compensation is not a vote on the Company’s general compensation policies or compensation of the Company’s Board of Directors.  The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholder to vote “FOR” the following resolution at the Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Summary Compensation Tables, and the related compensation tables, notes and narrative disclosure set forth in this annual meeting proxy statement is, on an advisory basis, hereby APPROVED.

Approval of this Proposal 4 requires the affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote on this Proposal 4. Although this advisory vote is not binding on the Compensation Committee or the Board of Directors, the Compensation Committee will carefully consider the outcome of the vote and take into consideration concerns raised by shareholders when determining future compensation arrangements.

Vote Required

The affirmative vote of the majority of the votes cast is required to approve Proposal 4, provided that the total votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.

 Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4.  PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board is considering Grant Thornton LLP to serve as the Company’s independent registered public accounting firm.  Grant Thornton LLP has served as the Company’s independent registered public accounting firm since July 2002.  While it is not required to do so, the Board is submitting to shareholders for ratification the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.  Notwithstanding ratification of the selection of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm, the Board will be under no obligation to select Grant Thornton LLP as the Company’s independent registered public accounting firm.

Audit Fees

The aggregate fees billed by Grant Thornton LLP for professional fees rendered in connection with the audit of the Company’s annual financial statements and the reviews of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q, including services related thereto, were $574,708 for the year ended December 31, 2013 and $553,408 for the year ended December 31, 2012.

Audit-Related Fees

The aggregate fees billed by Grant Thornton LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as “Audit Fees,” includes consultations concerning financial accounting and reporting matters not classified as audit, were zero for the years ended December 31, 2013 and December 31, 2012.

Tax Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for tax compliance, tax advice and tax planning for the year ended December 31, 2013 were $25,847 and $26,740 for the year ended December 31, 2012.  The fees for 2013 were primarily related to a domestic production activity deduction study and transfer pricing and the fees for 2012 were primarily related to a manufacturer’s deductions study.

All Other Fees

There were no other fees billed by Grant Thornton LLP for the years ended December 31, 2013 and December 31, 2012 for products and services, other than those described.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee.  Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by the Chairman of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

All of the engagements and fees for the year ended December 31, 2013 were approved by the Audit Committee.  Of the total number of hours expended on Grant Thornton LLP’s engagement to audit the Company’s financial statements for the year ended December 31, 2013, none of the hours were attributed to work performed by persons other than permanent, full-time employees of Grant Thornton LLP in the United States and of a member firm of Grant Thornton International in China.

The Audit Committee considered whether the provision of non-audit services by Grant Thornton LLP was compatible with its ability to maintain independence from an audit standpoint and concluded that Grant Thornton LLP’s independence was not compromised.

Representatives of Grant Thornton LLP are expected to be present at the Meeting and available to respond to appropriate questions.  Such representatives will have the opportunity to make a statement if they desire to do so.

Vote Required

Ratification of the selection of Grant Thornton LLP will require the affirmative (“FOR”) vote of the majority of the votes cast, provided that the affirmative votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of shareholders of the Company, shareholder proposals for such meeting must be submitted to the Corporate Secretary of the Company no later than December 8, 2014.  In addition, all proposals will need to comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholders wishing to nominate directors or bring a proposal before the 2015 annual meeting of shareholders (but not include it in the Company’s proxy material) must provide written notice of such nomination or proposal to the attention of the Corporate Secretary, and be received by the Corporate Secretary, no later than the close of business on the 90th calendar day prior to the date of the 2015 annual meeting.  The address for the Corporate Secretary is:  SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.

Under the SEC’s proxy rules, proxies solicited by the Board for the 2014 Annual Meeting of Shareholders may be voted at the discretion of the persons named in such proxies (or their substitutes). Any shareholder proposal may not be included in the Company’s proxy statement if the Company does not receive notice of such proposal on or before the deadline set forth in the preceding paragraph.

To be in proper form, a shareholders notice must include the specified information concerning the proposal or nominee as described in the Company’s By-Laws.  The Company will not consider any proposal or nomination that does not meet the requirements of its By-Laws and the SEC rules for submitting a proposal or nomination.

OTHER MATTERS

So far as now known, there is no business other than that described above to be presented for action by the shareholders at the Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

ANNUAL REPORT

The Company is concurrently sending all of its shareholders of record as of the Record Date, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the 2013 Annual Report).  The 2013 Annual Report contains the Company’s certified consolidated financial statements for the year ended December 31, 2013, including that of the Company’s subsidiaries.  Any shareholder of the Company may obtain without charge copies of the 2013 Annual Report and this proxy statement, including the Company’s certified financial statements and any exhibits, as filed with the SEC, by writing to Louis J. Belardi, Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this proxy statement, annexes and associated documents are “forward-looking” statements, as well as historical information. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. The Company’s actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors. Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by these and other factors.

Whether or not you intend to be present at this Meeting you are urged to sign and return your proxy promptly.

By order of the Board of Directors,
Glen M. Kassan
Chairman

Mount Laurel, New Jersey
April 7, 2014

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS PROVIDED WITH CERTAIN OTHER SHAREHOLDER INFORMATION IN THE MATERIALS ACCOMPANYING THIS PROXY STATEMENT.  TO OBTAIN ADDITIONAL COPIES WITHOUT CHARGE, PLEASE WRITE TO: LOUIS J. BELARDI, SECRETARY, SL INDUSTRIES, INC., 520 FELLOWSHIP ROAD, SUITE A-114, MOUNT LAUREL, NEW JERSEY 08054.

Annex A

SL INDUSTRIES, INC.

2008 INCENTIVE STOCK PLAN

AS AMENDED APRIL __, 2014

1           PURPOSE OF THE PLAN.

This 2008 Incentive Stock Plan (the “Plan”)  is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to SL Industries, Inc., a Delaware corporation (the “Company”) and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

Certain options granted pursuant to the Plan may constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan may be nonqualified stock options (the “Nonqualified Options”).  Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”

The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 17(b) of the Exchange Act.  Further, the Plan may satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those awards hereunder for which qualification for such exception is intended.  In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.

2           ADMINISTRATION OF THE PLAN.

The Board of Directors of the Company (the “Board”) shall appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of two or more directors who are “Non-Employee Directors” (as such term is defined in Rule 16b-3) and “Outside Directors” (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board.  The Committee, subject to Sections 3 and 5 hereof, shall have full power and authority to designate recipients of Options, stock appreciation rights (“Stock Appreciation Rights”), restricted stock (“Restricted Stock”) and other equity incentives or stock or stock based awards (“Equity Incentives”) and to determine the terms and conditions of respective Option, Stock Appreciation Rights, Restricted Stock and Equity Incentives agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options.  To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held.  Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that grants to the Company’s Chief  Executive Officer or to any of the Company’s other three most highly compensated officers (other than the chief financial officer) that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3           DESIGNATION OF OPTIONEES AND GRANTEES.

The persons eligible for participation in the Plan as recipients of Options (the “Optionees”), Stock Appreciation Rights, Restricted Stock or Equity Incentives (respectively, the “Grantees”) shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and the Subsidiaries.  In selecting Optionees and Grantees, and in determining the number of shares to be covered by each Option, Stock Appreciation Right, Restricted Stock or Equity Incentive granted to Optionees or Grantees, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by the Optionee or Grantee or the Optionee or Grantee’s relationship to the Company, the Optionee or Grantee’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee or Grantee’s length of service, promotions and potential. An Optionee or Grantee who has been granted an Option, Stock Appreciation Right, Restricted Stock or Equity Incentive hereunder may be granted an additional Option or Options, Stock Appreciation Right(s), Restricted Stock or Equity Incentive(s) if the Committee shall so determine.

4           STOCK RESERVED FOR THE PLAN.

Subject to adjustment as provided in Section 10 hereof, a total of 500,000 shares of the Company’s Common Stock $0.20 par value per share (the “Stock”), all of which may be Incentive Options, shall be subject to the Plan.  The maximum number of shares of Stock that may be subject to Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan to any individual in any calendar year shall not exceed 315,000, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code, if qualification as performance-based compensation under Section 162(m) of the Code is intended.  The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose.  Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.  Should any Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives be reduced for any reason, the shares of Stock theretofore subject to such Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives may be subject to future Options, Stock Appreciation Rights, Restricted Stock, or Equity Incentives under the Plan, except in the case of an Option or Stock Appreciation Right where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.

5           TERMS AND CONDITIONS OF OPTIONS.

Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Option Price.  The purchase price of each share of Stock purchasable under an Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time an Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock under an Incentive Option shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The exercise price for each Option shall be subject to adjustment as provided in Section 10 below.  “Fair Market Value” means the closing price of publicly traded shares of Stock on the business day immediately prior to the grant on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

(b)           Option Term.  The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

(c)           Exercisability.  Subject to Section 5(e) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

Upon the occurrence of a “Change in Control” (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion.  In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

(i)           a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(ii)           the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(iii)          the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(iv)         a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act.  In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(d)           Method of Exercise.  Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee.  As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

(e)           Limit on Value of Incentive Option.  The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

(f)           Incentive Option Shares.  A grant of an Incentive Option under this Plan shall provide that (a) the Optionee shall be required as a condition of the exercise to furnish to the Company any payroll (employment) tax required to be withheld, and (b) if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Incentive Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of United States federal, state and local income tax withholding required by law.

6           TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall granted with an exercise price that is not less than 100% of the Fair Market Value (as defined in Section 5(a) herein) of a share of Common Stock on the date the Stock Appreciation Right is granted and shall be exercisable at such time or times and subject to such other terms and conditions as shall be determined by the Committee.  Unless otherwise provided, Stock Appreciation Rights shall become immediately exercisable and shall remain exercisable until expiration, cancellation or termination of the award.  Such rights may be exercised in whole or in part by giving written notice to the Company.  Stock Appreciation Rights to the extent then exercisable may be exercised for payment in cash, shares of Common Stock or a combination of both, as the Committee shall deem desirable, equal to: (i) the excess of the Fair Market Value as defined in Section 5(a) herein of a share of Common Stock on the date of exercise over (ii) the exercise price of such Stock Appreciation Right.

7           TERMS AND CONDITIONS OF RESTRICTED STOCK.

Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Grantee Rights.  A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee.  After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in section 7(d) below.

(b)           Issuance of Certificates.  The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

(c)           Delivery of Certificates.  Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.

(d)           Forfeitability, Non-transferability of Restricted Stock.  Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied.  Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions has lapsed.  Unless otherwise provided, distributions of additional shares or property in the form of dividends or otherwise in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.

(e)           Change of Control.  Upon the occurrence of a Change in Control, the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee in its sole discretion.

8           OTHER EQUITY INCENTIVES OR STOCK BASED AWARDS.

The Committee may grant Equity Incentives (including the grant of unrestricted shares) to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan.  Such awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

9           TERM OF PLAN.

No Option, Stock Appreciation Rights, Restricted Stock or Equity Incentives shall be granted pursuant to the Plan on the date which is ten years from the effective date of the Plan, but Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives theretofore granted may extend beyond that date.

10           CAPITAL CHANGE OF THE COMPANY.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or similar type of corporate restructuring affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained as immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code.  Appropriate adjustments shall also be made in the case of outstanding Stock Appreciation Rights, Restricted Stock and Equity Incentives granted under the Plan.

11           PURCHASE FOR INVESTMENT.

Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities (if issued) for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

12           TAXES.

(a)           The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

(b)           If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code section 83(b).

(c)           If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within 10 days hereof.

13           EFFECTIVE DATE OF PLAN.

The Plan shall be effective on May 14, 2008; provided, however, that if, and only if, certain options are intended to qualify as Incentive Stock Options, the Plan must subsequently be approved by majority vote of the Company’s stockholders no later than March 31, 2009, and further, that in the event any awards hereunder are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the requirements as to shareholder approval set forth in Section 162(m) of the Code are satisfied.

14           AMENDMENT AND TERMINATION, SECTION 409A OF THE CODE.

The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee or Grantee under any Option, Stock Appreciation Right, Restricted Stock or Equity Incentive theretofore granted without the Optionee or Grantee’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

(a)           materially increase the number of shares that may be issued under the Plan, except as is provided in Section 10;

(b)           materially increase the benefits accruing to the Optionees or Grantees under the Plan;

(c)           materially modify the requirements as to eligibility for participation in the Plan;

(d)           decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or decrease the exercise price of a Stock Appreciation Right to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof;

(e)           extend the term of any Option beyond that provided for in Section 5(b); or

(f)           except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities, or similar transaction(s), or any capital change of the Company set forth in Section 10 hereof): (a) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price of such outstanding Options or Stock Appreciation Rights; (b) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights; or (c) cancel outstanding Options or Stock Appreciation Rights with an exercise price above the current stock price in exchange for cash or other securities.

Subject to the foregoing, the Committee may amend the terms of any Option, Stock Appreciation Right, Restricted Stock or Equity Incentive theretofore granted, prospectively or retrospectively, but no such amendment shall impair the rights of any Optionee or Grantee without the Optionee or Grantee’s consent.

It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Committee shall exercise its discretion in granting Options, Stock Appreciation Rights, Restricted Stock or Equity Incentive hereunder (and the terms of such grants), accordingly.  The Plan and any grant of an Option, Stock Appreciation Right, Restricted Stock or Equity Incentive hereunder may be amended from time to time (without, in the case of an award, the consent of the Optionee or Grantee) as may be necessary or appropriate to comply with the Section 409A rules.

15           GOVERNMENT REGULATIONS.

The Plan, and the grant and exercise of Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives hereunder, and the obligation of the Company to sell and deliver shares under such Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

16           PERFORMANCE-BASED AWARDS.

(a)           Purpose.  The purpose of this Section 16 is to provide the Committee the ability to qualify awards (other than Options and Stock Appreciation Rights) that are granted pursuant to Sections 7 and 8 as qualified performance-based compensation.  If the Committee, in its discretion, decides to grant a performance-based award to a covered employee as defined under Section 162(m)(3) of the Code, the provisions of this Section 16 shall control over any contrary provision contained in Sections 7 or 8; provided, however, that the Committee may in its discretion grant awards to covered employees that are based on performance criteria or performance goals but that do not satisfy the requirements of this Section 16.

(b)           Applicability.  This Section 16 shall apply only to those covered employees selected by the Committee to receive performance-based awards.  The designation of a covered employee as a Grantee for a performance period shall not in any manner entitle the Grantee to receive an award for the period.  Moreover, designation of a covered employee as a Grantee for a particular performance period shall not require designation of such covered employee as a Grantee in any subsequent performance period and designation of one covered employee as a Grantee shall not require designation of any other covered employees as a Grantee in such period or in any other period.

(c)           Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the qualified performance-based compensation requirements of Section 162(m) of the Code, with respect to any award granted under Section 7 and 8 which may be granted to one or more covered employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service, and not later than after twenty-five percent (25%) of such period has elapsed (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more covered employees, (b) select the performance criteria applicable to the performance period, (c) establish the Performance Goals, and amounts of such awards, as applicable, which may be earned for such performance period, and (d) specify the relationship between performance criteria and the Performance Goals and the amounts of such awards, as applicable, to be earned by each covered employee for such performance period.  Following the completion of each performance period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such performance period.  In determining the amount earned by a covered employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

(d)           Payment of Performance-Based Awards.  Unless otherwise provided in the applicable award agreement, a Grantee must be employed by the Company or a Subsidiary on the day a performance-based award for such performance period is paid to the Grantee.  Furthermore, a Grantee shall be eligible to receive payment pursuant to a performance-based award for a performance period only if the Performance Goals for such period are achieved.

(e)           Performance Period.  The performance period is set by the Committee for each award.

(f)           Performance Goals.  For each performance-based award, the Committee shall establish (and may establish for other awards) performance objectives (“Performance Goals”) for the Company, its Subsidiaries, and/or divisions of any of foregoing, using the performance criteria in (i) through (iv), below.  It may also use other criteria or factors in establishing Performance Goals in addition to or in lieu of the foregoing.  A Performance Goal may be stated as an absolute value or as a value determined relative to an index, budget, prior period, similar measures of a peer group of other companies or other standard selected by the Committee.  Performance Goals shall include payout tables, formulas or other standards to be used in determining the extent to which the Performance Goals are met.

The performance criteria which the Committee is authorized to use, in its sole discretion, are any of the following criteria or any combination thereof, including but not limited to the offset against each other of any combination of the following criteria:

(i)           Financial performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or a division of any of the foregoing.  Such financial performance may be based on net income, economic value added (as determined by the Committee), EBITDA (earnings before interest, taxes, depreciation and amortization), revenues, sales, expenses, costs, gross margin, operating margin, profit margin, pre-tax profit, market share, volumes of a particular product or service or category thereof, including but not limited to a product’s life cycle (for example, products introduced in the last two years), number of customers, number of products for sale, return on net assets, return on assets, return on capital, return on invested capital, cash flow, free cash flow, operating cash flow, operating revenues, operating expenses, operating income, and/or completion of capital raising transaction.

(ii)          Service performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or of a division of any of the foregoing.  Employee satisfaction, employee retention, product development, completion of a joint venture or other corporate transaction, completion of an identified special project, and effectiveness of management.

(iii)         The Company’s Stock price, return on stockholders’ equity, total stockholder return (Stock price appreciation plus dividends, assuming the reinvestment of dividends), and/or earnings per Share.

(iv)         Impacts of acquisitions, dispositions, or restructurings, on any of the foregoing.

Unless otherwise provided by the Committee at any time, no such adjustment shall be made for a current or former executive officer to the extent such adjustment would cause an award to fail to satisfy the performance based exemption of Section 162(m) of the Code.

If the material terms of the performance criteria are not changed, they will be disclosed to and reported to the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the performance criteria.

(g)           Additional Limitations.  Notwithstanding any other provision of the Plan, any award which is granted to a covered employee and is intended to constitute qualified performance-based compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

17           GENERAL PROVISIONS.

(a)           Certificates.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(b)           Employment Matters.  The adoption of the Plan shall not confer upon any Optionee or Grantee of the Company or any Subsidiary any right to continued employment or, in the case of an Optionee or Grantee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

(c)           Limitation of Liability.  No member of the Board or the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d)           Registration of Stock.  Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States.  The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine.  If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.

(e)           Non-transferability.  Options and Stock Appreciation Rights granted hereunder are not transferable and may be exercised solely by the Optionee or Grantee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.  Awards of Restricted Stock and Equity Incentives are also nontransferable.  The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee or (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit).  Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option or Stock Appreciation Right contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

(f)           No Rights as a Stockholder.  No Optionee or Grantee (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares.  Except as otherwise provided herein, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

(g)           Termination by Death.  Unless otherwise determined by the Committee, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option or Stock Appreciation Right may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee or Grantee under the will of the Optionee or Grantee, for a period of one year after the date of such death or until the expiration of the stated term of such Option or Stock Appreciation Right as provided under the Plan, whichever period is shorter.

(h)           Termination by Reason of Disability.  Unless otherwise determined by the Committee, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability, any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 60 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period, any unexercised Option or Stock Appreciation Right held by such Optionee or Grantee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option or Stock Appreciation Right, whichever period is shorter.

(i)           Termination by Reason of Retirement.  Unless otherwise determined by the Committee, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 60 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period, any unexercised Option or Stock Appreciation Right held by such Optionee or Grantee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such Option or Stock Appreciation Right, whichever period is shorter.

For purposes of this paragraph (i), “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

(j)           Other Termination.  Unless otherwise determined by the Committee, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates for any reason other than death, Disability or Normal or Early Retirement, the Option or Stock Appreciation Right shall thereupon terminate, except that the portion of any Option or Stock Appreciation Right that was exercisable on the date of such termination of employment or service may be exercised for the lesser of 30 days after the date of termination or the balance of such Option or Stock Appreciation Right’s term if the Optionee or Grantee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause or for good reason by the Optionee or Grantee (the determination as to whether termination was for cause or for good reason to be made by the Committee). The transfer of an Optionee or Grantee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

SL INDUSTRIES, INC.

April ___, 2014

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically, via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:			KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
01 AVRUM GRAY 02 GLEN M. KASSAN 03 WARREN G. LICHTENSTEIN 04JAMES A. RISHER 05MARK E. SCHWARZ
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5			For	Against	Abstain

2.     To approve an amendment of the Company’s 2008 Incentive Stock Plan to increase the number of shares of the Company’s common stock, $0.20 par value per share, subject thereto from 450,000 shares to 500,000 shares.

			☐	☐	☐

3.    To approve an amendment of the Company’s 2008 Incentive Stock Plan to provide for qualifying performance-based long-term incentive awards under Section 162(m) of the Internal Revenue Code of 1986, as amended, to approve the material terms of the performance goals thereunder, and to make certain other technical and clarifying amendments.

			☐	☐	☐
4. To approve a non-binding advisory resolution to approve the compensation of the Company’s named executive officers.			☐	☐	☐
5. Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.			☐	☐	☐

NOTE: DISCRETIONARY AUTHORITY: In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SL INDUSTRIES, INC. Proxy -- Annual Meeting of Shareholders May 12, 2014

The undersigned, a shareholder of SL Industries, Inc., a Delaware corporation (the “Company”), does hereby appoint Glen M. Kassan and William T. Fejes (with full power to act alone), the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 2014 Annual Meeting of Shareholders of the Company to be held at the offices of Olshan Frome Wolosky LLP, 65 East 55th Street, New York, New York 10022, on May 12, 2014 at 1:00 P.M., Eastern Time, or at any adjournment or postponements thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 7, 2014, and a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN PROPOSAL 1, “FOR” APPROVAL OF PROPOSALS 2, 3, 4 AND 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side